                                                          EXECUTION COUNTERPART








                          ---------------------------


                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                         PACE ENTERTAINMENT CORPORATION



                            THE SELLING SHAREHOLDERS



                                      AND



                            SFX ENTERTAINMENT, INC.



                          ---------------------------


                         Dated as of December 12, 1997

                               TABLE OF CONTENTS

1.       Purchase and Sale........................................................................................2
                  1.1      Purchase and Sale......................................................................2
                  1.2      Further Assurances.....................................................................2

2.       Closing; Purchase Price..................................................................................2
                  2.1      Closing Date...........................................................................2
                  2.2      Purchase Price and Payment at Closing and Post Closing.................................2


         3.       Representations and Warranties..................................................................4
         3.1      Representations and Warranties of the Company...................................................4
                  (a)      Due Organization; Good Standing and Power..............................................4
                  (b)      Validity of Agreement; Capitalization..................................................4
                  (c)      No Approvals or Notices Required; No Conflict with Instruments.........................5
                  (d)      Financial Information and Absence of Certain Changes...................................5
                  (e)      Real Estate and Contracts..............................................................8
                  (f)      Accounts Receivable....................................................................9
                  (g)      Legal Proceedings......................................................................9
                  (h)      Insurance..............................................................................9
                  (i)      Intellectual Property.................................................................10
                  (j)      Conduct of Business in Compliance with Regulatory and Contractual
                           Requirements..........................................................................10
                  (k)      Certain Fees..........................................................................10
                  (l)      Environmental. Health and Safety Compliance...........................................11
                  (m)      Taxes.................................................................................11
                  (n)      Employee Benefit Plans and Arrangements; Labor Relations..............................12
                  (o)      Transactions With Affiliates..........................................................13
                  (p)      Certain Payments......................................................................14
         3.2      Representations and Warranties of Each Seller..................................................14
                  (a)      Validity of Agreement.................................................................14
                  (b)      Title to Shares.......................................................................14
                  (c)      No Approvals or Notices Required; No Conflict with Instruments........................15
                  (d)      Legal Proceedings.....................................................................15
                  (e)      Certain Fees..........................................................................15
                  (f)      Rights of Third Parties...............................................................15
                  (g)      Sellers' Knowledge of Company Matters.................................................16
                  (h)      Investment Representations............................................................16
         3.3      Representations and Warranties of Buyer........................................................16
                  (a)      Due Organization; Good Standing and Power.............................................16
                  (b)      Validity of Agreement.................................................................16
                  (c)      Reports; Financial Statements.........................................................17


                                       i

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                  (d)      No Approvals or Notices Required; No Conflict with Instruments........................17
                  (e)      Certain Fees..........................................................................18
                  (f)      Financing.............................................................................18
                  (g)      Buyer Shares..........................................................................18
                  (h)      First Report..........................................................................18
         3.4      Exclusive Representations and Warranties of the Parties........................................18
         3.5      Survival of Representations and Warranties.....................................................18

4.       Covenants; Actions Prior to Closing.....................................................................19
         4.1      Access to Information..........................................................................19
         4.2      Conduct of the Business........................................................................19
         4.3      Further Actions................................................................................21
         4.4      Notification...................................................................................22
         4.5      No Inconsistent Action.........................................................................22
         4.6      Hart-Scott-Rodino Act..........................................................................22
         4.7      Public Announcements...........................................................................22
         4.8      Excluded Assets................................................................................22
         4.9      Acquisition Facility; Term Loan................................................................23
         4.10     Amendment of Schedules.........................................................................25
         4.11     Notification Concerning Investments............................................................25
         4.12     Delivery of Financial Statements...............................................................26

5.       Conditions Precedent....................................................................................26
         5.1      Conditions Precedent to Obligations of All Parties.............................................26
                  (a)      No Governmental Action................................................................26
                  (b)      No Injunction in a Private Action.....................................................26
                  (c)      Termination under Hart-Scott-Rodino Act...............................................26
         5.2      Conditions Precedent to Obligations of Buyer...................................................26
                  (a)      Accuracy of Representations and Warranties............................................27
                  (b)      Performance of Agreements.............................................................27
                  (c)      Material Adverse Change...............................................................28
                  (d)      Payment of Notes......................................................................28
                  (e)      Third Party Consents..................................................................28
                  (f)      Termination of Stock Options..........................................................29
                  (g)      Legal Opinion.........................................................................29
         5.3      Conditions Precedent to the Obligations of the Sellers.........................................29
                  (a)      Accuracy Representations and Warranties...............................................29
                  (b)      Performance of Agreements.............................................................29
                  (c)      Legal Opinion.........................................................................29

6.       Termination.............................................................................................29
         6.1      General........................................................................................29
         6.2      Liabilities in Event of Termination............................................................30


                                       ii





7.       Covenants; Actions Subsequent to Closing................................................................30
         7.1      Articles of Incorporation; Bylaws..............................................................30
         7.2      Post-Closing Operational Matters...............................................................30
         7.3      Pension and Health Insurance.  ................................................................34
         7.4      Obligations Related to Completion of Spin-Off and Condition of Buyer after the
                  Spin-Off.......................................................................................34
         7.5      Five-Year Put Option...........................................................................35
         7.6      General Provisions Common to all Put Options...................................................36
         7.7      Further Assurances.............................................................................37

8.       Indemnification.........................................................................................38
         8.1      Indemnification by the Sellers.................................................................38
         8.2      Indemnification of Sellers and Company Agents..................................................38
         8.3      Limits on Indemnification Liability............................................................39
         8.4      Indemnification Procedures.....................................................................40
         8.5      Appointment of Seller Representative...........................................................41
         8.6      Survival; Right To Indemnification Not Affected By Knowledge or Materiality
                   ..............................................................................................42

9.       Miscellaneous...........................................................................................42
         9.1      Payment of Certain Fees and Expenses...........................................................42
         9.2      Notices........................................................................................42
         9.3      Entire Agreement...............................................................................44
         9.4      Binding Effect; Benefit........................................................................44
         9.5      Assignability..................................................................................44
         9.6      Amendment; Waiver..............................................................................44
         9.7      Limitation on Interest.........................................................................44
         9.8      Transfer Taxes.................................................................................45
         9.9      Section Headings; Index........................................................................45
         9.10     Severability...................................................................................45
         9.11     Counterparts...................................................................................45
         9.12     Applicable Law.................................................................................45
         9.13     Dispute Resolution.............................................................................45
                  (a)      Good Faith Negotiations...............................................................45
                  (b)      Mediation.............................................................................45
                  (c)      Arbitration...........................................................................45
         9.14     Waiver.........................................................................................46
         9.15     No Third Party Beneficiaries...................................................................46
         9.16     Release of Claims by Sellers...................................................................46

10.      Definitions.............................................................................................47
         10.1     Defined Terms..................................................................................47


                                      iii




         10.2     Certain Additional Defined Terms...............................................................51
         10.3     References.....................................................................................53


                  LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT

Schedule 3.1(a)    -        State of Incorporation and Foreign Qualification

Schedule 3. l(b)   -        Ownership of Stock

Schedule 3.1(c)    -        Consents and Approvals

Schedule 3.1(d)    -        Financial Information

Schedule 3.1(e)    -        Real Estate and Contracts

Schedule 3.1(g)    -        Legal Proceedings

Schedule 3.1 (h)   -        Insurance

Schedule 3.1(i)    -        Intellectual Property

Schedule 3.1(j)    -       Conduct of Business in Compliance with Regulatory and
                           Contractual Requirements

Schedule 3.1(1)    -        Environmental Compliance

Schedule 3.1(m)    -        Taxes

Schedule 3.1(n)    -        Employee Benefit Plans

Schedule 3.1(o)    -        Affiliate Transactions

Schedule 3.3(d)    -        Buyer Consents

Schedule 4.2(c)    -        Pending Transactions

Schedule 4.2(d)(i) -        Encumbrances

Schedule 10.1(a)   -        Existing Employment Agreements

Schedule 10. l(b)  -        Restricted Stock Agreements

Schedule 10.1(c)   -        Stock Option Agreements

Schedule 10. l(d)  -        Wholly-Owned Subsidiaries

Exhibit 1         -        Allocation of Purchase Price

Exhibit 2         -   Stock Option Redemption Agreement for Seller Optionholders

Exhibit 3         -   Stock Option Redemption Agreement for Pure Optionholders

Exhibit 4         -        Sellers' Opinion

Exhibit 5         -        Buyer's Opinion

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") is made and entered into as of December 12, 1997 by and among PACE ENTERTAINMENT CORPORATION, a Texas corporation (the "Company"), the holders of the Company's Common Shares listed on Exhibit 1 (collectively, the "Sellers" and individually, a "Seller"), and SFX ENTERTAINMENT, INC., a Delaware corporation ("Buyer"). Certain terms used in this Agreement are defined in Section 10 below.


                                R E C I T A L S:

         1. The Sellers own all of the issued and outstanding capital stock (the "Stock") of the Company, which is engaged primarily in the business of producing, presenting and promoting theatrical shows, music concerts, and specialized motorized and other sporting events (the "Business").

         2. The Sellers desire to sell the Stock to Buyer and Buyer desires to acquire the Stock from the Sellers, in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth.

         3. It is a condition to Buyer's obligation to close the acquisition of the Stock from the Sellers that the holders of options or other rights to acquire the Company's Common Shares listed on Exhibit 1 (collectively, the "Optionholders" and individually, an "Optionholder"), agree to "cash out" all outstanding options to acquire the Company's Common Shares so that upon consummation of the transaction contemplated hereby, Buyer will own one hundred percent (100%) of the Company's outstanding capital stock and there shall not be outstanding any options or other rights to acquire any of the Company's capital stock.

         4. The Company joins in the execution of this Agreement for the purpose of evidencing its consent to consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer.

         5. It is contemplated by the parties hereto that all of the shares of Buyer will be spun off to the shareholders of SFX Broadcasting, Inc. ("SFX Broadcasting") in the transaction (the "Spin- Off") described in Section 5.07 of the Agreement and Plan of Merger dated August 24, 1997 among SFX Broadcasting, SBI Holding Corporation and SBI Radio Acquisition Corporation.

         6. SFX Broadcasting joins in this Agreement for the limited purpose of providing its unconditional guarantee of the obligations of Buyer to make the Closing Cash Payment and deliver the Buyer Shares (as such terms are hereinafter defined). Once the Closing Cash Payment is made and the Buyer Shares are delivered, SFX Broadcasting shall be released from all obligations hereunder.

                                   AGREEMENT

         In consideration of the premises and the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is agreed as follows:

1.       Purchase and Sale.

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing Sellers shall sell and deliver to Buyer and Buyer shall purchase from Sellers all of the Stock, free and clear of all Encumbrances other than restrictions on resale under applicable securities laws. At the Closing, each of the Sellers shall deliver to Buyer certificates evidencing the Stock owned by such Seller (which, in the aggregate, shall constitute all of the Stock), duly endorsed for transfer or accompanied by duly executed stock powers, with signatures guaranteed by a commercial bank or a member of the New York Stock Exchange.

         1.2 Further Assurances. From time to time after the Closing, the Sellers will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver the Stock to Buyer or to evidence such transfer.

2.       Closing; Purchase Price.

         2.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall take place (i) at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be selected by Buyer on five (5) days written notice to Seller Representative, but in no event later than the latter to occur of (x) the Drop Dead Date, or (y) the tenth business day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Section 5, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing takes place is herein referred to as the "Closing Date".

         2.2 Purchase Price and Payment at Closing and Post Closing. (a) The aggregate purchase price for the Stock and the "cash out" of the Optionholders (the "Purchase Price") shall consist of (i) $108,000,000 in cash and (ii) 1,500,000 shares (the "Buyer Shares") of Class A Common Stock, par value $0.01 per share ("Buyer Common Stock"), of Buyer. The "Closing Cash Payment" set forth beside the name of each Seller on Exhibit 1 shall be paid to such Seller at the Closing in the form of a bank cashier's check payable to the order of such Seller or, if requested by such Seller, in immediately available funds by confirmed wire transfer to a bank account to be designated by such Seller (such designation to occur no later than the second business day prior to the Closing
Date). Upon consummation of the Spin Off, each Seller shall receive a certificate evidencing the number of Buyer Shares set forth next to his name on
Exhibit 1 under the heading "Final No. of Buyer Shares," which shall be free and clear of all Encumbrances other than restrictions on re-sale under applicable securities laws. If a Seller's name appears on Exhibit 1 more than once, then such Seller shall receive (i) the sum total of the Closing Cash Payments set forth beside his name and (ii) the sum total of the Final No. of Buyer Shares set forth beside his name. The aggregate number of Buyer Shares has been determined based upon the assumption that each holder of one share (or the option to acquire one share) of SFX Broadcasting Common Stock will receive one share of Buyer Common Stock in the Spin-Off. Therefore, the aggregate number of Buyer Shares included as a part of the Purchase Price shall be adjusted to take into account (i) any share dividend (other than the Spin-Off), stock split, reverse split or similar transaction changing the number of outstanding shares of SFX Broadcasting Common Stock prior to the Spin-Off or the number of outstanding shares of Buyer Common Stock after the Spin-Off and before the issuance of the Buyer Shares, and (ii) any deviation from a one-for-one ratio in the number of shares of Buyer Common Stock distributed to each holder of a share (or the option to acquire a share) of SFX Broadcasting Common Stock in the Spin-Off.

         (b) A portion of the Closing Cash Payment shall be paid to the Company and used by the Company at the Closing, to (i) fund the payments due under the Stock Option Release and Termination Agreements to be executed by the Company, Seller Representative, and the Optionholders in the form set forth on Exhibit 2 and Exhibit 3 (the "Option Redemption Agreements"), and (ii) fund the payment of the Closing Cash Payment due to the Restricted Shareholders with respect to their Restricted Shares. The purpose of the payment to the Company pursuant to the immediately preceding sentence is to allow the processing of such payments through the Company's payroll system to ensure that all applicable payroll tax withholding obligations of the Company are satisfied. The portion of the Purchase Price being allocated to each of the Optionholders and Restricted Shareholders is set forth on Exhibit 1. As used herein, (i) the term "Restricted Shareholders" shall mean those Sellers who have received shares of Stock from the Company subject to forfeiture upon the occurrence of certain events and (ii) the term "Restricted Shares" shall mean those shares of the Stock owned by the Restricted Shareholders which are so subject to forfeiture.

         (c) Sellers acknowledge and agree that the allocation of the Purchase Price among them and among the Optionholders as set forth on Exhibit 1 is the sole responsibility of the Sellers, and Buyer shall have no obligation or other responsibility with respect to such allocation.

         (d) At least five days prior to the Closing Date, Buyer may agree to pay a cash premium amount to certain Sellers or Optionholders as additional consideration for the sale of such Sellers' Stock and such Optionholders' rights to acquire Stock. Any such premium shall be reflected by an amendment to
Exhibit 1 signed by Buyer and Seller Representative. Any such premium paid shall in no event reduce the amount of Purchase Price otherwise payable to any Seller or Optionholder.

         (e) Notwithstanding any restriction or prohibition to the contrary set forth herein, the Company shall have the right, through and until the Closing, to pay extraordinary bonuses to any one or more of the employees of the Company in such amounts and to such employees as the Company's Board of Directors may determine in its sole discretion. The amount of such bonuses shall be applied as a dollar-for-dollar reduction to the cash portion of the Purchase Price, in which case the Buyer and each Seller hereby authorizes the Company to unilaterally amend Exhibit 1 in a manner necessary to reflect such reduction in the cash portion of the Purchase Price (to be borne proportionately by the Sellers and Optionholders in a manner consistent with the calculations currently set forth in Exhibit 1).

3.       Representations and Warranties.

         3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer as follows:

                  (a) Due Organization; Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each Subsidiary is a corporation or partnership duly organized, validly existing and, if applicable, in good standing under the laws of the state of its organization. The Company and each Subsidiary has the corporate or partnership power and authority to own, lease and operate its respective assets and to conduct its respective business as now conducted and to perform their respective obligations under the Applicable Contracts. The Company and each Subsidiary is duly authorized, qualified or licensed to do business as a foreign corporation or partnership and is in good standing in each jurisdiction in which their respective right, title or interest in or to any of their respective assets, or the conduct of their respective business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on the assets, the business or the results of operations of the Company and its Subsidiaries, taken as a whole. The state of incorporation or organization of the Company and each Subsidiary and jurisdictions in which the Company and each Subsidiary are qualified or licensed to do business are set forth on Schedule 3.1(a).

                  (b) Validity of Agreement; Capitalization. The Company has the full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including the unanimous approval of the Company's Board of Directors) and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Company's authorized capital consists of 500,000 shares of common stock, $1.00 par value, of which 2761.6379 are issued and 2217.6785 are outstanding. The record and beneficial ownership of such shares is as set forth on
         Exhibit 1 hereto. All of the issued and outstanding shares of the Company and all of the issued and outstanding shares of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. The Company and its Subsidiaries have paid all required capital contributions to the extent due and payable with respect to all partnerships in which the Company or any Subsidiary is a partner. Except as set forth on
         Schedule 3.1(b), there are no Encumbrances other than restrictions on resale under applicable securities laws and except for any capital call or subsequent capital contribution provisions contained in any partnership agreement of a Subsidiary that is a partnership on any of the Stock or any of the outstanding equity ownership interests in any of the Subsidiaries. As of the date of this Agreement, the Stock constitutes all shares of the outstanding capital stock of the Company. Except as set forth on Schedule 3. l(b), there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company or any Subsidiary, no securities of the Company or any Subsidiary convertible into or exchangeable for shares of the capital stock or other voting securities of the Company or such Subsidiary, (ii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, redeem, or sell, any shares of its capital stock or other voting securities or any securities of the Company or any Subsidiary convertible into or exchangeable for such capital stock or voting securities, and (iii) no equity equivalents, interest in the ownership or earnings, or other similar rights of or with respect to the Company or any Subsidiary.
         Schedule 3. l(b) sets forth a list of all entities in which the Company or any Subsidiary owns a material equity interest other than
         (i) the Subsidiaries and (ii) investments in individual theatrical productions. In addition, Schedule 3.1(b) sets forth a list of all theatrical productions in which the Company had an investment balance as of September 30, 1997 in the amount of $100,000 or more.

                  (c) No Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 3.1(c) hereto, the execution, delivery and performance of this Agreement by the Company and, with respect to the Company, the consummation of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under Applicable Law (other than under the HSR Act) and (ii) will not result in the creation of any Encumbrance on the Stock or the ownership interest in any Subsidiary under, conflict with, violate, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company or any Subsidiary under, or result in the creation of an Encumbrance upon any material portion of the assets of the Company or any Subsidiary pursuant to, the Organizational Documents of the Company or any Subsidiary, any resolutions adopted by the Board of Directors or the shareholders of the Company or any Subsidiary, or similar action by a constituent body in the case of a non-corporate Subsidiary or any material indenture, instrument or other agreement to which the Company or any Subsidiary is a party or by which any of their respective assets is bound.

                  (d) Financial Information and Absence of Certain Changes. (i) The Company has delivered to Buyer accurate and complete copies of (x) the Company's audited consolidated balance sheets as of September 30, 1994, September 30, 1995 and September 30, 1996, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1996, and the notes and schedules thereto, prepared in conformity with GAAP, together with the unqualified reports thereon of Ernst & Young, independent public accountants (the "Audited Financial Statements"), and (y)the Company's unaudited consolidated balance sheet as of September 30, 1997 (the "Latest Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows for the year period then ended (together with the Latest Balance Sheet, the "Unaudited Financial Statements"), certified by the Company's Chief Financial Officer (the Audited Financial Statements and Unaudited Financial Statements are referred to collectively as the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and its Consolidated Subsidiaries in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by GAAP, and fairly present the Company's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except (x) that the Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice and which taken as a whole will not be material to the Company, and (y) as disclosed in Schedule 3.1(d). The Company is not aware of any state of facts which would make the Unaudited Statements unauditable.

                           (ii) The Company has delivered to Buyer accurate and complete copies of (x) Pavilion's audited balance sheets as of October 31, 1994, October 31, 1995 and September 30, 1996, and the related audited consolidated statements of income, partners' capital and cash flows for the period from inception (April 1, 1994) to October 31, 1994, the year ended October 31, 1995 and the eleven months ended September 30, 1996, and the notes and schedules thereto, prepared in conformity with GAAP, together with the unqualified reports thereon of Price Waterhouse, L.L.P., independent public accountants (the "Pavilion Audited Financial Statements"), and (y) Pavilion's unaudited consolidated balance sheet as of September 30, 1997 (the "Latest Pavilion Balance Sheet"), and the related unaudited statements of income for the year then ended (together with the Latest Pavilion Balance Sheet, the "Unaudited Pavilion Financial Statements"), certified by the Company's Chief Financial Officer (the Pavilion Audited Financial Statements and the Pavilion Unaudited Financial Statements are collectively referred to as the "Pavilion Financial Statements"). The Pavilion Financial Statements have been prepared from the books and records of Pavilion in conformity with GAAP applied on a basis consistent with preceding periods involved, except that the Unaudited Pavilion Financial Statements are not accompanied by notes or other textual disclosure required by GAAP, and fairly present Pavilion's financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Pavilion Unaudited Financial Statements are subject to normal year-end adjustments consistent with past practice and which taken as a whole will not be material to the Company.

                           (iii) Except as disclosed on Schedule 3.1(d), since September 30, 1997 and through the date hereof, there has not been any change in the assets, liabilities, financial condition, or operations of (x) the Company and its Consolidated Subsidiaries from that reflected in the Financial Statements, or (y) Pavilion from that reflected in the Pavilion Financial Statements, in each case other than as a result of capital contributions to Subsidiaries, changes in the Ordinary Course of Business and changes in general economic conditions affecting the industries in which the Company and Pavilion operate. Without limiting any of the foregoing, since September 30, 1997 and through the date hereof, except as disclosed on Schedule 3.1(d) the Company and its Subsidiaries have not:

                           (a) other than in the Ordinary Course of Business,
         (i) mortgaged, pledged, or subjected to any Encumbrance (or agreed to do so with respect to) any material portion of their assets, (ii) discharged or satisfied any Encumbrance, (iii) paid or satisfied any obligation or liability or (iv) entered into, terminated, or received notice of termination of any Applicable Contract involving a total remaining commitment by the Company or any Subsidiary of at least $250,000;

                           (b) sold or transferred, or agreed to sell or transfer, any material portion of their assets, or canceled or agreed to cancel, any debts due them or claims therefor, except, in each case, for full consideration and in the ordinary course of business;

                           (c) purchased or agreed to purchase any securities, bonds, or any other capital stock or assets of any other entity with cash or liquid assets, or used cash or liquid assets to incur debts, for matters not within the Ordinary Course of Business;

                           (d) increased any salaries or granted or agreed to grant, or paid, or agreed to pay, any bonus, loan, to or with any of its directors, officers or agents except as compensation in the Ordinary Course of Business for appropriate services performed or paid any severance or termination benefits to any employee in excess of $5,000;

                           (e) issued any shares of Stock or options exercisable therefor or declared or paid any dividend or made any other distribution to their equity owners (other than the Company or its Subsidiaries);

                           (f) except for capital expenditures in connection with production costs for Rugrats Live, development of Bayou Place Performance Hall and renovation of the Garden State Arts Center, made or authorized any individual capital expenditure of more than $250,000 or capital expenditures in the aggregate in excess of $1,000,000;

                           (g) made or applied to make any change in accounting methods or practices, including for tax purposes;

                           (h) amended any Organizational Documents of the Company or any Subsidiary (other than mere name changes);

                           (i) entered into any agreement, commitment or understanding, whether or not in writing, with respect to any of the foregoing; or

                           (j)  suffered a Material Adverse Effect.

                  (e)      Real Estate and Contracts.

                           (i) Schedule 3.1(e) hereto contains a complete and
                  correct list of the Company's and Subsidiaries' owned and leased real estate (the "Real Estate") and a description of all material leases under which the Company or a Subsidiary is a lessee of Real Estate (the "Leases"); and

                           (ii) Schedule 3.1(e) hereto contains a complete and
                  correct list of (x) the Amphitheater Partnership Agreements and (y) local theatrical presentation agreements (together with the Amphitheater Partnership Agreements and the Existing Employee Agreements, the "Contracts").

         True and complete copies of (i) the Contracts and (ii) other documents referred to in Schedule 3. l(e) hereto (including all amendments thereto) have been delivered to or made available for inspection by Buyer. Pavilion owns good and indefeasible title to the Charlotte Blockbuster Pavilion in Charlotte, North Carolina free and clear of all Encumbrances other than Ordinary Real Estate Encumbrances and the liens securing payment of that certain Promissory Note dated April 1, 1994, payable to Blockbuster Entertainment Corporation and in the original principal amount of $8,000,000. Starwood Amphitheater Operating Company owns good and indefeasible title to the Starwood Amphitheater in Nashville, Tennessee free and clear of all Encumbrances other than Ordinary Real Estate Encumbrances and the liens securing payment of that certain Fourth Amended and Restated Promissory Note dated June 1, 1997, payable to NationsBank, N.A. and in the original principal amount of $2,438,344.55. Except as disclosed on Schedule 3. l(e), (i) all Leases and Contracts are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not in the aggregate have a material adverse effect on the assets of the Company or on its results of operations, (ii) none of the Company, the Subsidiaries and, to the knowledge of the Company, any other parties thereto, are in breach or default in the performance of any material obligation under the Leases or Contracts, and (iii) to the knowledge of the Company, no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder. Neither the Company nor any Subsidiary has received any written notice or other written communication regarding any actual or alleged violation of, or failure to comply with, any legal requirement or contractual obligation on the part of the Company or any Subsidiary relating to any of the Contracts or Leases, except where any such violation or failure would not have a material adverse effect on the assets, business or the results of operations of the Company and its Subsidiaries, taken as a whole, it being agreed for these purposes that the loss of ownership of any one amphitheater would be a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

                  (f) Accounts Receivable. All accounts receivable reflected on the Latest Balance Sheet or on the accounting records of the Company and its Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed, and are subject to no material setoffs or counterclaims in aggregate amounts in excess of the reserves therefor reflected on the Financial Statements or the Pavilion Financial Statements. To the knowledge of the Company, the reserves shown on the Financial Statements, the Pavilion Financial Statements or on the accounting records of the Company and its Subsidiaries as of the Closing Date are adequate and calculated consistently with past practice.

                  (g) Legal Proceedings. Except as described in Schedule 3.1(g) hereto, (i) there is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of the Company, threatened seeking relief or damages which, if granted, would materially and adversely affect the Company or which would prevent the consummation of the transactions contemplated by this Agreement and (ii) neither the Company nor any Subsidiary has been charged with any violation of or, to the knowledge of the Company, threatened with a charge or violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to either the Company or any Subsidiary, would result in a Company Material Adverse Effect or that will adversely affect the right of Buyer to own the Stock or materially affect the right of Buyer to operate the Company's and Subsidiaries' Business after the Closing Date in substantially the manner in which it is currently operated.

                  (h) Insurance. Schedule 3. l(h) hereto sets forth a list and brief description of the insurance policies relating to the insurable properties of the Company and its Subsidiaries and the conduct of the Business of the Company and its Subsidiaries. All premiums due and arising thereon have been paid and such policies are in full force and effect. Except as set forth on Schedule 3.1(h):

                  (i) All policies to which the Company or any Subsidiary is a party or that provide coverage to the Company or any Subsidiary:

                           (A) are valid, outstanding, and enforceable;

                           (B) are sufficient for compliance with all material Legal Requirements, the failure to comply with which will have a Company Material Adverse Effect, and to the extent that insurance is required to be obtained pursuant to the terms of any Applicable Contract, the Company or its Subsidiaries have complied with such requirement in all material respects; and

                           (C) will not be revoked or cancelled due solely to the consummation of the Contemplated Transactions.

                           (ii) Neither the Company nor any Subsidiary has
                  received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights with respect to the Company or a Subsidiary, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company and the Subsidiaries have paid all
                  premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company or any Subsidiary is a party.

                           (iv) The Company and Subsidiaries have given notice
                  to the insurer of all claims that may be insured thereby except where the failure to give such notice would not materially prejudice the Company's or the Subsidiaries' rights under such policy.

                  (i) Intellectual Property. Except as described on Schedule 3.1(i) hereto, to the knowledge of the Company, (x) the Company or its Subsidiaries own or currently possess the legal right to use all Intellectual Property needed for the conduct of the Business as presently conducted, (y) there is no basis for the assertion by any person of any claim against the Company with respect to the use by the Company of any Intellectual Property and (z) neither the Company nor any Subsidiary is infringing or violating, and neither the Company nor any Subsidiary has infringed or violated any rights of any person with respect to any Intellectual Property, which, in any such case, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (j) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described on Schedule 3.1(j) hereto, the Company and each Subsidiary has conducted the Business so as to comply with all Applicable Laws, the failure to comply with which would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

                  (k) Certain Fees. Neither the Company, any Subsidiary or their respective officers, directors or employees has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, other than the fees and expenses payable to Wasserstein Perella & Co., Inc. and Clarence Mayer, which shall be paid by the Sellers.

                  (l) Environmental. Health and Safety Compliance. Except as described on Schedule 3.1(1) hereto,

                           (i) the Company and each Subsidiary is, and has
                  continuously been, in compliance with all Environmental Laws;

                           (ii) all material notices, Permits, licenses or
                  similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the operation of the Business have been obtained or filed;

                           (iii) there are no past, pending or threatened
                  investigations, proceedings or claims against the Company relating to the presence, release or remediation of any Hazardous Material or for non-compliance with any Environmental Law;

                           (iv) none of the properties owned, leased or
                  operated by the Company or any Subsidiary have been used as landfill or waste disposal sites or contain any underground storage tanks; and

                           (v) there are no federal or state air emission
                  credits or air or water discharge Permits related to the Real Estate.

         For purposes of this Agreement, the term "Environmental Laws" shall mean, as to any given asset or operation of the Company or its Subsidiaries, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity pertaining to protection of the environment in effect as of the Closing Date. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance which is listed or defined as a hazardous substance, hazardous constituent or solid waste pursuant to any Environmental Law.

                  (m) Taxes. Except as set forth on Schedule 3.1(m) and subject to the provisions of the immediately succeeding sentence, the Company and its Subsidiaries have extended or timely filed with appropriate federal, state, local and other Governmental Entities all Tax Returns required to be filed with respect to the Company or the Subsidiaries and have paid, caused to be paid, or adequately reserved in the Financial Statements or the Pavilion Financial Statements all Taxes due or claimed to be due from or with respect to such Tax Returns. Since certain taxing authorities have from time to time in the past challenged without success the Company's or its Subsidiaries' position that no sales taxes are due with respect to ticket sales made through tax exempt entities with which the Company and its Subsidiaries do business, and since such challenges may recur in the future, no representation is being made hereby concerning the reporting and payment of sales tax with respect to ticket sales made through such tax exempt entities, although the Company believes that no sales taxes are due with respect thereto. Except as set forth on Schedule 3.1(m), no issue has been raised or adjustment proposed by the IRS or any other taxing authority in connection with any of the Company's Tax Returns, and there are no outstanding agreements or waivers that extend any statutory period of limitations applicable to any federal, state or local Tax Returns that include or reflect the use and operation of the Company, the Subsidiaries or the conduct of the Business. Except as set forth on Schedule 3.1(m), neither the Company nor any Subsidiary has received notice of deficiency, assessment, audit, investigation, or proposed deficiency, assessment or audit with respect to the Company or the Subsidiaries.

                  (n) Employee Benefit Plans and Arrangements; Labor Relations.

                                    (i) Schedule 3.1(n) hereto lists all
                  employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, including, without limitation,
                  (1) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, (2) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or (4) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                                    (ii) The Company has made available to
                  Buyer true, correct and complete copies of all plan documents and/or contracts (including, where applicable, any documents and/or instruments establishing or constituting any related trust, annuity contract or funding instrument) and summary plan descriptions with respect to the plans, agreements and arrangements listed in Schedule 3.1(n) hereto, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing. The Company has provided Buyer with true, correct and complete copies of the Form 5500 filed with respect to each plan identified in Schedule 3.1(n) hereto that was required to file an annual report for the plan year immediately preceding the Closing Date. In addition, the Company has made available to Buyer (a) true, correct and complete copies of any and all written communications notices or claims that the Company, or any Subsidiary have received from the IRS, the Department of Labor and/or the Pension Benefit Guaranty Corporation concerning any plan, arrangement or agreement identified in Schedule 3.1(n) hereto that give notice of possible imposition of a fine, penalty or liability with respect to such plan, arrangement or agreement and (b) true, correct and complete copies of any complaints, petitions, claims or other notices of liability relating to any such plan, arrangement or agreement that have been filed by any other party.

                                    (iii) Except as indicated on Schedule
                  3.1(n) hereto, with respect to each plan identified in
                  Schedule 3.1(n) hereto which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of Section 4975(e)(1) of the Code), each of the Company and the Subsidiaries has complied with and performed in all material respects all of their contractual obligations and all obligations under the Code, ERISA and all applicable federal, state and local laws, rules and regulations required to be performed by them, and there has been no "prohibited transaction" as defined in Section 4975 of the Code or Section 406 of ERISA which could give rise to a material liability under Section 4975 of the Code or Sections 502(i) or 409 of ERISA.

                                    (iv) Each of the Company and its Subsidiary
                  has complied with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, the failure to comply with which would reasonably be expected to have a Company Material Adverse Effect.

                                    (v) Except as indicated on Schedule 3.1(n)
                  hereto, there is not presently pending or existing, and to the Company's knowledge, there is not threatened (a) any strike, slowdown, picketing, work stoppage, or material employee grievance process, (b) any proceeding against or affecting the Company or any Subsidiary relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint before the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body or commission, or other labor or employment dispute against the Company or any Subsidiary or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Company or any Subsidiary, and no such action is currently contemplated by the Company or any Subsidiary.

                  (o) Transactions With Affiliates. No shareholder, director or officer of the Company, and no associate of any such shareholder, director or officer is currently, directly, or indirectly, a party to any transaction with the Company or any Subsidiary, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payment to any such shareholder, director, officer or associate, except as disclosed on
         Schedule 3.1(o) and except for the Existing Employee Agreements. No shareholder, director or officer of the Company or any Subsidiary, and no associate of such shareholder, director or officer owns, directly or indirectly, any interest in, or serves as a director, officer, or employee of, any customer, supplier or competitor of the Company or any Subsidiary, except as disclosed on Schedule 3.1(o). For the purposes of this
         Section 3. l (o) only, an "associate" of any shareholder, director or officer means a member of the immediate family of such shareholder, director or officer or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest or is a director, officer, partner or trustee, or person holding a similar position.

                  (p) Certain Payments. Neither the Company or any Subsidiary, or any director, officer, agent or employee of the Company or any Subsidiary, or to the Company's knowledge, any other person acting for or on behalf of the Company or any Subsidiary, has paid or agreed to pay any money, service or any valuable consideration, as defined in Sections 317 and 507 of the Communications Act of 1934, as amended, other than any such payments or agreements to pay made in accordance with such sections, for the radio or television broadcast of any matter whatsoever.

         3.2 Representations and Warranties of Each Seller. Each of the Sellers individually represents and warrants to Buyer, solely on his or her own behalf and only as to himself or herself, as follows:

                  (a) Validity of Agreement. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Seller, if a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. If such Seller is not a natural person: such Seller is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action; no other corporate or partnership proceeding on the part of such Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly delivered by such Seller; and except as contemplated by Section 4.6 of this Agreement, such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

                  (b) Title to Shares. Such Seller owns beneficially and of record such shares of the Company's Stock and options to acquire the Company's Stock as set forth opposite such Seller's name on Exhibit 1. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement or any applicable Existing

         Employee Agreement) that could require such Seller to sell or offer to sell, transfer, or otherwise dispose of any capital stock of the Company or any of its Subsidiaries to any Person other than the Company. No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than this Agreement, the Voting Trust Agreements between Allen J. Becker, as Voting Trustee, and each of Louis Messina, Miles Wilkin and Scott Zeiger and certain agreements contained in the Existing Employee Agreements which obligate certain employees to execute Voting Trust Agreements with Allen J. Becker, upon his request). Each Seller represents and warrants that, upon consummation of the transactions contemplated hereby, Buyer will acquire good, valid and indefeasible title to the number of shares of Stock set forth opposite the name of such Seller on Exhibit 1, free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities laws.

                  (c) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance of this Agreement by each Seller and the consummation by him or it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to such Seller and (ii) will not result in the creation of any Encumbrance on the Stock held by such Seller under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such Seller pursuant to any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which such Seller is a party or by which such Seller or such Seller's assets is bound or affected, other than (x) agreements with the Company related to the issuance of shares of Company's Stock or options to acquire the Company's Stock and (y) agreements creating liens which will be released at Closing.

                  (d) Legal Proceedings. Except as described in Schedule 3.1(g) hereto, no Seller has been charged with any violation of or, to the knowledge of such Seller, threatened with a charge or violation of, any provision of Applicable Law or regulation which charge or violation, if determined adversely to such Seller, might reasonably be expected to affect the right of Buyer to own the Stock or of the Company and its Subsidiaries to operate the Business after the Closing Date in substantially the manner in which it is currently operated.

                  (e) Certain Fees. No Seller has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, other than the fees and expenses payable to Wasserstein Perella & Co., Inc and Clarence Mayer, which shall be paid by the Sellers.

                  (f) Rights of Third Parties. Each Seller represents, with respect to the shares of Stock held by such Seller as indicated on
         Exhibit 1 hereto, that such shares of Stock are transferable and assignable to Buyer as contemplated by this Agreement without the waiver (except by the Company) of any right of first refusal or the consent of any other party.

                  (g) Sellers' Knowledge of Company Matters. Each Seller represents that he or she has reviewed the representations and warranties of the Company contained in this Agreement, together with the Schedules thereto, and has no knowledge of the incorrectness of any such representation or warranty or the incompleteness of any such Schedule.

                  (h) Investment Representations. Each Seller is acquiring the Buyer Shares for his or its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act covering the Buyer Shares or (ii) pursuant to an applicable exemption under the Securities Act. Such Seller, and each owner of an equity interest in such Seller, is an "accredited investor," as that term is defined in Regulation D of the Securities Act and such Seller or its purchaser representative is a sophisticated investor by virtue of his education, training and/or numerous prior investments made on his or her behalf or through entities which he or she, alone or with others, controls. Such Seller or its purchaser representative is knowledgeable and experienced in financial and business matters, and is capable of evaluating the merits and risks of an investment and of making an informed business decision.

         3.3 Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:

                  (a) Due Organization; Good Standing and Power. Each of the Buyer and SFX Broadcasting is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SFX Broadcasting, the Buyer and each of their respective subsidiaries have the corporate power and authority to own, lease and operate their respective assets and to conduct their respective businesses as now conducted. SFX Broadcasting, the Buyer and each of their respective subsidiaries are duly authorized, qualified or licensed to do business as a foreign corporation or partnership and are in good standing in each jurisdiction in which their respective right, title or interest in or to any of their respective assets, or the conduct of their respective business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on the assets, the business or the results of operations of the Buyer and its subsidiaries.

                  (b) Validity of Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. SFX Broadcasting has full corporate power and authority to execute and deliver the guarantee of Buyer's obligations hereunder (the "SFX Guarantee") and to consummate the transactions contemplated hereby. The SFX Guarantee has been duly executed and delivered by SFX Broadcasting and constitutes a legal, valid and binding obligation of SFX Broadcasting, enforceable against it in accordance with its terms.

                  (c) Reports; Financial Statements. (i) Since December 31, 1995, SFX Broadcasting has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder, all of which have complied as of their respective filing dates in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder, and none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The audited or unaudited consolidated balance sheets of SFX Broadcasting and subsidiaries and the related consolidated statements of earnings, stockholders' equity and changes in financial position (including the related notes thereto) included in SFX Broadcasting's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996, and in SFX Broadcasting's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, present fairly the financial position of SFX Broadcasting and its subsidiaries as of their respective dates, and the results of their operations and the changes in their financial position, as the case may be, for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

                  (iii) Since September 30, 1997, there has not been any material adverse change in the business, assets, results of operations or condition (financial or otherwise) of Buyer and its subsidiaries taken as a whole other than general economic conditions affecting the broadcasting industry.

                  (d) No Approvals or Notices Required; No Conflict with Instruments. Except as disclosed on Schedule 3.3(d), the execution, delivery and performance of this Agreement by the Buyer and the SFX Guarantee by SFX Broadcasting and the consummation of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under Applicable Law (other than under the HSR Act) and (ii) will not result in the creation of any Encumbrance on the Buyer Shares under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Buyer or SFX Broadcasting under, or result in the creation of an Encumbrance upon any material portion of the assets of SFX Broadcasting, the Buyer or any of their respective Subsidiaries pursuant to, the charters or by-laws of SFX Broadcasting or the Buyer, or any material indenture, instrument or other agreement to which SFX Broadcasting or the Buyer is a party or by which any of their respective assets is bound.

                  (e) Certain Fees. No person or entity is entitled to receive from SFX Broadcasting, the Buyer or any of their respective subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby other than those persons, if any, whose fees and expenses will be paid in full by Buyer or its affiliates.

                  (f) Financing. At Closing, Buyer shall have funds available sufficient to consummate the transactions contemplated hereby on the terms contemplated hereby.

                  (g) Buyer Shares. At Closing, the Buyer Shares shall have been duly authorized for issuance and, if and when issued and delivered by Buyer in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The issuance of Buyer Shares under this Agreement is not subject to any preemptive or similar rights.

                  (h) First Report. While Buyer makes no representation or warranty that the projections contained in the First Report will accurately reflect Buyer's performance, such projections are reasonable and good faith projections of Buyer's assets, liabilities, revenues, income and cash flow during the periods projected. Such projections were prepared in good faith based upon reasonable assumptions as of the date delivered and constitute good faith estimations of the future performance of Buyer based upon its current and proposed future operations as of the date delivered and as of the date hereof.

         3.4 Exclusive Representations and Warranties of the Parties. The representations and warranties of the parties made in this Section 3 are the sole and exclusive representations made by them or any of their Affiliates with respect to the transactions contemplated by this Agreement, and supersede and replace any statements made by any of them prior to the date of this Agreement and prior to the Closing Date.

         3.5 Survival of Representations and Warranties. The respective representations and warranties of the parties contained herein shall expire on the earlier to occur of (a) eighteen months following the Closing Date and (b) sixty days following the completion of the first audit of the Company's financial statements which occurs after the Closing; provided (i) that there shall be no expiration of any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of such representation or warranty, and (ii) the representations and warranties contained in Sections 3.2(b) and 3.1(m) (with respect to state and federal income tax only) shall survive the Closing indefinitely. This Section
3.4 shall not at any time relieve any party hereto from the performance of such party's agreements, covenants and undertakings set forth in this Agreement.

4.       Covenants; Actions Prior to Closing.

         4.1 Access to Information. During the period beginning on the date hereof and ending on the Closing Date, the Company will, and the Sellers will cause the Company and its Representatives to (a) give or cause to be given to Buyer and its Representatives full and free access to the plant, properties, books and records of the Company and the Subsidiaries as Buyer shall from time to time reasonably request, (b) furnish or cause to be furnished to Buyer such financial and operating data, including tax returns and supporting work papers and schedules and other information with respect to the Company and the Subsidiaries as Buyer shall from time to time reasonably request, and (c) give or cause to be given to Buyer and its Representatives access to the Representatives of the Company and the Subsidiaries as Buyer may reasonably request. The Sellers and the Company agree that such access shall include, subject to any required landlord consent, the right to conduct Phase I or Phase II environmental studies of the Real Estate, to perform a soil and groundwater analysis of the Real Estate and to conduct such other environmental investigations of the Real Estate as Buyer shall deem necessary or appropriate to determine on-site conditions and the presence or absence of any Hazardous Materials. Buyer agrees to indemnify, reimburse, defend and hold harmless the Company and the Sellers for, from and against all losses, claims, damages, liabilities to third parties or related costs or expenses (including, but not limited to, court costs and attorneys' fees) arising out of personal injury or property damage caused by the activities of Buyer and its representatives on or about the Real Estate. In connection with such environmental investigations, the Sellers and the Company will provide to or make available for inspection
(i) all records relating to the disposal of waste materials generated at the Real Estate; (ii) all environmental Permits and records relating to compliance with such Permits; (iii) all records of spills or other releases; (iv) all records relating to employee exposure to workplace chemicals; (v) all environmental audits or assessments; (vi) all insurance records relating to coverage for environmental incidents affecting the Real Estate; (vii) all chemical inventories and reports of chemical emissions; (viii) all correspondence relating to pending or threatened environmental claims; and (ix) all records obtained from prior owners or operators of the Real Estate relating to environmental conditions.

         4.2 Conduct of the Business. Except as specifically required or contemplated by this Agreement or otherwise consented to or approved by Buyer, during the period beginning on the date hereof and ending on the Closing Date, the Company and the Subsidiaries will and the Sellers will cause the Company and the Subsidiaries to:

                  (a) conduct the Business only in the Ordinary Course of Business (other than the negotiation and consummation of the pending transactions listed on Schedule 4.2(c)) and use its reasonable best efforts to keep available the services of the present employees of the Company and the Subsidiaries and preserve the Company's and the Subsidiaries' present relationships with persons having business dealings with the Company and the Subsidiaries;

                  (b) maintain the Company's and the Subsidiaries' books, accounts and records, including their credit and collection policies, in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws and other obligations of the Company and the Subsidiaries;

                  (c) not (i) sell, lease or otherwise dispose of any of the material assets of the Company or any Subsidiary other than in the Ordinary Course of Business, (ii) modify or change in any material respect any material contract of the Company or any Subsidiary, other than in the Ordinary Course of Business, and other than in connection with (x) the purchase of one or both of Blockbuster Entertainment Corporation's and Sony Music Entertainment Inc.'s indirect interest in Pavilion Partners or (y) the negotiation and consummation of the pending transactions listed on Schedule 4.2(c), or (iii) agree, whether in writing or otherwise, to do any of the foregoing;

                  (d) not (i) permit or allow any of the assets of the Company or any Subsidiary to become subject to any material Encumbrances except as contemplated in Schedule 4.2(d)(i), (ii) waive any material claims or rights relating to the Business, except in the Ordinary Course of Business, (iii) grant any increase in the compensation of any Seller employed in the conduct of the Business or any bonus to any such person, (iv) provide for any new pension, retirement or other employment benefits or contracts for employees of the Company or any Subsidiary, (v) amend any existing employment agreement other than to
         (x) extend the term thereof through and until one year from the Closing Date or (y) to prohibit a required relocation without the employee's consent or (vi) agree, whether in writing or otherwise, to do any of the foregoing;

                  (e) not, except for a Qualified Employee Stock Issuance, (i) issue, sell or pledge, or authorize the issuance, sale or pledge of any shares of capital stock of the Company or any Subsidiary or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any Subsidiary or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any Subsidiary, or any options, warrants, calls, rights, commitments or any other agreements of any character to purchase or acquire any shares of capital stock of the Company or any Subsidiary or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock, or grant or accelerate any right to convert or exchange any securities of the Company or any Subsidiary for shares of Company Common Stock or the capital stock of any Subsidiary, or (ii) redeem or otherwise acquire, or propose to redeem or otherwise acquire, any of the outstanding equity securities of the Company or any Subsidiary (including shares of Company Common Stock);
         (iii) declare, set aside or pay any dividend or other distribution in respect of any shares of capital stock of the Company or any Subsidiary; (iv) propose or adopt any amendments to the Organizational Documents of the Company or any Subsidiary (except as expressly contemplated in Section 7.2 hereof); or (v) agree, whether in writing or otherwise, to do any of the foregoing;

                  (f) cooperate with all of the Buyer's efforts to obtain and acquire title commitments or title policies with respect to all of the Real Estate and execute and deliver, at the request of the Buyer, customary "non-imputation" affidavits in form required by the Buyer and its title insurers with such changes as may be necessary to reflect accurately the facts as they then exist;

                  (g) cooperate with all efforts of the Buyer to obtain, with regard to each Lease, an estoppel certificate from the landlord (and any overlandlords) with regard to the status of each such Lease; and

                  (h) cooperate with all efforts of the Buyer to obtain, with regard to the Leases at Glen Helen Blockbuster Amphitheater in San Bernardino, California and Desert Sky Blockbuster Pavilion in Phoenix, Arizona, a consent letter from the respective landlord with regard to each such Lease for the indirect transfer of the Company's interest in the tenant under each such Lease.

As used above, a "Qualified Employee Stock Issuance" shall mean the issuance of common stock of the Company to one or more of Jeffry B. Lewis, Greg Holland, Bruce Escowitz, Bruce McKenzie and Robert de Leeuw (herein, "Qualified Employees")if the Qualified Employee agrees to be bound by the provisions of this Agreement as a "Seller" in the event that he acquires any shares of common stock of the Company. In the event of a Qualified Employee Stock Issuance made at or prior to the Closing, the Buyer and each Seller hereby authorizes the Company to unilaterally amend Exhibit 1 in a manner necessary to reflect any new shares of common stock of the Company issued pursuant to such Qualified Employee Stock Issuance such that the Purchase Price will be proportionately reallocated among all of the Sellers, including the recipients of any new shares of common stock of the Company pursuant to such Qualified Employee Stock Issuance.

         4.3 Further Actions. Subject to the terms and conditions hereof, the Sellers, Company and Buyer will each use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts: (i) to obtain prior to the Closing Date all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company, the Subsidiaries or the Sellers as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings; and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Where the consent of or a waiver from any third party is required under the terms of any of the Company's or the Subsidiaries' Leases or Contracts to the transactions contemplated by this Agreement, the Company will use reasonable best efforts to obtain such consent on terms and conditions not less favorable than as in effect on the date hereof. The Company and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents. Each Seller who is also an Optionholder (each such Seller who is an Optionholder being herein called a "Seller Optionholder") hereby covenants and agrees to execute and deliver to the Company an Option Redemption Agreement in the form of Exhibit 2 hereto upon demand of the Company but in no event later than December 19, 1997. The Company and the Sellers shall use all reasonable efforts to obtain the signature of all other Optionholders who are not Sellers (such Optionholders who are not Sellers being herein called "Pure Optionholders") to an Option Redemption Agreement in the form of Exhibit 3 hereto on or before January 8, 1998.

         4.4 Notification. The Company shall promptly notify Buyer in writing and keep it advised as to (i) any litigation or administrative proceeding filed or pending against the Company or any Subsidiary or, to their knowledge, threatened against any of them, including any such litigation or administrative proceeding that challenges the transactions contemplated hereby; (ii) any material damage or destruction of any of the material assets of the Company or any Subsidiary; and (iii) any Material Adverse Effect. The Buyer shall promptly notify the Company of any fact, circumstance or event discovered or determined by Buyer which causes Buyer to believe that the Company or the Sellers have breached a representation, warranty, covenant or agreement contained herein.

         4.5 No Inconsistent Action. Subject to Sections 6.1 and 6.2 hereof, no party hereto shall take any action inconsistent with its obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         4.6 Hart-Scott-Rodino Act. As soon as is practicable after the date of this Agreement, but in no event later than seven (7) business days after the final execution hereof, the Buyer, the Company, and any Sellers required to do so shall file any required Notification and Report Forms and related material that they are required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use their reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

         4.7 Public Announcements. Except as may be required by Applicable Law, neither Buyer, on the one hand, nor Sellers and the Company, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby at any time prior to December 19, 1997, without the prior written consent of the other parties, which consent shall not be unreasonably withheld. In no event shall either party issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without having first provided prior notice thereof to the other party.

         4.8 Excluded Assets. The following assets which might otherwise be considered as owned by the Company shall be excluded from the provisions of this Agreement and shall be deemed to be (without duplication) "Excluded Assets" for purposes hereof: (i) all notes, memoranda, agreements or reports of any consultant or other professional employed by the Company in connection with the sale or leveraged recapitalization of the Company; (ii) all agreements communications and correspondence between the Sellers or the Company and Wasserstein Perella

& Co., Inc. or Clarence Mayer (together, the "Advisor") and their respective employees, representatives or agents relating to the transactions contemplated by this Agreement or any alternatives thereto; (iii) all lists of prospective purchasers for such transactions compiled by either the Company, the Sellers or the Advisor; (iv) all bids submitted by any prospective purchasers of or investors in the Company; (v) all analyses by Company or the Advisor of any bids submitted by any prospective purchaser or investor; (vi) all correspondence or communications between the Company, the Sellers, or the Advisor and their respective employees, representatives or agents, and any prospective purchaser of or investor in the Company other than the Purchaser;
(vii) all correspondence or communication between the Company, the Sellers, and the Advisor, their respective employees, representatives or agents, regarding any or all of the bids, the prospective purchasers, the engagement of or the activities of the Advisor or any of the transactions contemplated in this Agreement or any alternatives thereto; (viii) all internal correspondence and communications of the Company with respect to the sale of the Company or any alternatives thereto, or any transaction contemplated in this Agreement. Immediately prior to the Closing, the Company shall distribute all Excluded Assets to the Seller Representative.

         4.9      Acquisition Facility; Term Loan.

                  (a) After the execution of this Agreement and before the Closing, but provided this Agreement has not been previously terminated, the Buyer shall make available to the Company an acquisition facility of up to $25,000,000 (the "Acquisition Facility"), to be used by the Company to fund the acquisitions described on Schedule 4.2(c). Advances under the Acquisition Facility (each an "Acquisition Advance", and collectively, the "Acquisition Advances") shall be made upon fifteen (15) days prior written notice from the Company to the Buyer, which notice shall specify the amount requested and the purpose for the Acquisition Advance. Prior to funding any Acquisition Advances, the Company shall execute such documents as the Buyer shall reasonably request to evidence the Acquisition Facility and the perfection of the security interests related thereto and to effectuate the remaining terms and conditions of this Section 4.9.

                  (b) If this Agreement is terminated for any reason other than
         (i) a willful breach by the Sellers of their obligation to tender delivery of their stock certificates at the Closing of this Agreement or (ii) failure or inability to satisfy all of the conditions to Buyer's obligation to close caused by a willful breach by, or gross negligence of, the Sellers in the performance of their obligations under this Agreement, then, to the extent that any Acquisition Advances have been made, the Company shall have the option contemporaneously with such termination to either repay in full the Acquisition Advances to the Buyers without interest or convert the Acquisition Advances to a full recourse term loan (the "Term Loan"). If pursuant to the foregoing sentence, the Acquisition Advances may not be converted to a Term Loan, the provisions of Section 4.9(e) below shall apply and shall be the exclusive remedy of Buyer with respect to any Acquisition Advances. The Term Loan shall bear interest at a rate per annum equal to the Buyer's blended cost of funds (as computed by the Buyer and agreed to by the Company) for the first two years of the term, escalating 1% per annum on the second anniversary and increasing 1% per annum on each anniversary thereafter. The Term Loan shall have a five year term commencing with the date of the initial Acquisition Advance, with interest only payable in arrears for the first two (2) years of the term followed by amortization based on available cash flow from the assets acquired with the Term Loan proceeds (the "Acquired Assets"). Cash flow will be defined as net income from the Acquired Assets after deducting (i) taxes, (ii) changes in working capital, (iii) capital expenditures, and (iv) a reasonable reserve for contingencies and future capital expenditures consistent with budget. A final payment of all accrued and unpaid interest and principal shall be due and payable on the fifth anniversary of the term of the Term Loan.

                  (c) The Term Loan shall be secured by (i) a first priority perfected lien on the Acquired Assets, together with the operating cash flow from the Acquired Assets, and (ii) an option (the "Pavilion Option"), exercisable only in the event that the Term Loan is not fully paid and discharged within sixty days after any event of default under the Term Loan, to require the Company to sell to the Buyer 100% of its partnership interests in Pavilion at a purchase price (the "Pavilion Purchase Price") equal to (x) the quotient, the numerator of which is the cash flow of Pavilion for the then most recent twelve
         (12) month period (the "Measuring Period"), and the denominator of which is the cash flow of the Company for the Measuring Period prepared on a proforma basis as though all assets owned by the Company on the last day of the Measuring Period had been owned for the full Measuring Period, multiplied by (y) the Purchase Price. The Pavilion Option will be granted subject to the provisions of the Pavilion Partnership Agreement and with the express acknowledgment that the exercisability thereof shall be expressly conditioned upon, without further recourse against the Company or the Sellers, Buyer obtaining the required consents under such Partnership Agreement.

                  (d) With the exception of the Buyer's first lien on the Acquired Assets and its rights under the Pavilion Option (collectively, the "Collateral"), the Term Loan shall be subordinate to loans made by the Company's senior bank lender (the "Senior Lender") pursuant to the terms of a commercially reasonable intercreditor agreement (the "Intercreditor Agreement") among the Buyer, the Company and the Senior Lender, to be negotiated in good faith by the Buyer and the Company. The Intercreditor Agreement shall, among other things, (i) acknowledge the Buyer's first priority lien on the Acquired Assets and disclaim any security interests of the Senior Lender with respect to the Acquired Assets; (ii) provide that the Senior Lender will release any liens it may have on Pavilion, Pavilion's partnership interests or any of Pavilion's assets in exchange for its receipt of the Pavilion Purchase Price; and (iii) not contain any provisions or terms which limit in any material respect or impose any material delay on the Buyer's right to commence any action to realize on the Collateral.

                  (e) In the event the parties fail to consummate the transactions contemplated by this Agreement due to (i) a willful breach by the Sellers of their obligation to tender delivery of their stock certificates at the Closing of this Agreement, or (ii) failure or inability to satisfy all of the conditions to Buyer's obligation to close caused by a willful breach by, or gross negligence of, the Sellers in the performance of their obligations under this Agreement and if, in either of such cases, Buyer is not in breach of this Agreement and has satisfied, or is prepared to satisfy, all of the conditions to Sellers' obligation to Close, then the Acquisition Facility shall accelerate and be immediately due and payable except that Buyer agrees that it will not exercise or pursue any remedies available to it by reason of the failure of the Company to pay such accelerated amounts for a period of sixty (60) days following such acceleration; provided, however, if the Company should provide written notice to the Buyer that the Company either does not have the right to convert the Acquisition Facility into the Term Loan or irrevocably waives and releases any right to convert the Acquisition Facility into the Term Loan, then the Acquisition Facility shall not accelerate and become due and payable until after a period of sixty (60) days following the failure of the consummation of the transactions contemplated hereby. If the Acquisition Facility should be accelerated pursuant to the foregoing provisions, (a) the Acquisition Advances will bear interest from and after acceleration at a default rate equal to 3% above the interest rate in effect at the time of acceleration, which default rate shall increase 1/4% each month (but in no event shall it exceed the highest rate permissible under applicable law) until the entire balance of the Acquisition Advances shall be paid in full, and (b) Buyer shall have the option of either (1) exercising the Pavilion Option and offsetting the outstanding balance of the Acquisition Advances against the Pavilion Purchase Price; or (2) availing itself of any other remedies it may have in law or equity under the documents executed in connection with the Acquisition Facility, including, but not limited to, foreclosing on the Acquired Assets. Notwithstanding the foregoing, the remedy in (b)(1) of the immediately preceding sentence shall not be available in the event (i) certificates representing at least 85% of the Company's outstanding Stock are tendered at the Closing or (ii) the Acquisition Facility is, in fact, paid and discharged in full within sixty (60) days after the failure to consummate the transactions contemplated hereby.

         4.10 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall be entitled until the Supplemental Disclosure Deadline (in the case of the Company) or the Closing (in the case of Buyer) to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Sections 5.2 and 5.3 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         4.11 Notification Concerning Investments. On or before the Supplemental Disclosure Deadline, the Company shall provide notice to the Buyer of all material theatrical investments and tour investments made or undertaken in the Ordinary Course of Business after the date hereof and on or before the Bring Down Date.

5.       Conditions Precedent.

         5.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by the Buyer on the one hand and the Seller Representative on behalf of the Company and each of the Sellers on the other) at or prior to the Closing Date of each of the following conditions:

                  (a) No Governmental Action. No action of any Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                  (b) No Injunction in a Private Action. No action taken by any private party shall have resulted in the entry of an injunction or other order of specific performance which purports to prohibit or materially limit the completion of all or any portion of the Contemplated Transactions; provided, however, if any private party (other than the Company, any Seller or any Optionholder) shall have taken or threatened an action which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, then, the obligations of the Sellers hereunder shall be conditioned upon Buyer agreeing to indemnify, defend and hold harmless the Sellers from and against any and all liability, costs and other expenses relating to or arising out of any such action in a manner reasonably acceptable to the Sellers.

                  (c) Termination under Hart-Scott-Rodino Act. The termination or early termination of the applicable waiting period under the HSR Act shall have occurred.

         5.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction (or written waiver by Buyer) at or prior to the Closing Date of each of the following conditions; provided, however, that (A) the conditions set forth in Sections 5.2(a) and 5.2(c) hereof shall be deemed to have been satisfied if, on or before the Supplemental Disclosure Deadline (but no earlier than the Bring Down Date) the Buyer has received (i) a certificate from a duly authorized officer of the Company, on behalf of the Company, affirming that the conditions set forth in Sections 5.2(a) (with respect to the representations and warranties of the Company contained herein) and 5.2(c) were fulfilled as of the Bring Down Date and (ii) a certificate from the Seller Representative, on behalf of the Sellers, affirming that the condition set forth in Section 5.2(a) (with respect to the representations and warranties of the Sellers contained herein) was fulfilled as of the Bring Down Date; however, if such certificates are not received by Buyer on or before the Supplemental Disclosure Deadline, the conditions set forth in Sections 5.2(a) and 5.2(c) shall nevertheless be deemed to have been satisfied if the Buyer has not terminated this Agreement on or before the Supplemental Disclosure Termination Date as a result of such conditions not being fulfilled on the Bring Down Date and (B) the conditions set forth in Section 5.2(e) hereof shall be deemed to have been satisfied if the Buyer has not terminated this Agreement on or before January 30, 1998 as a result of such condition not being fulfilled:

                  (a) Accuracy of Representations and Warranties. All representations and warranties of the Sellers and the Company contained herein or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Bring Down Date, with the same force and effect as though such representations had been made on and as of the Bring Down Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), without giving effect to any supplement to disclosure schedules. For purposes of this section, (i) to the extent that any representation and warranty of the Sellers or the Company contained herein or in any certificate or document delivered to Buyer pursuant hereto shall be untrue or incorrect in any material respect on and as of the Bring Down Date, such representation and warranty shall be deemed to be true and correct in all material respects on and as of the Bring Down Date if the Sellers and the Company have either caused, or agreed to cause, the breach of such representation and warranty to be cured on or prior to the Closing with the express understanding and acknowledgment that all amounts expended by the Company in causing such breach to be cured shall be applied as a dollar-for-dollar reduction against the cash portion of the Purchase Price and (ii) in determining whether the representations and warranties are true and correct in all material respects, no effect will be given to any material or Material Adverse Effect qualifier contained in such representation and warranty.

                  (b) Performance of Agreements. The Sellers and the Company shall have, in all material respects, performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date; provided, however, if the Sellers shall deliver to Buyer certificates evidencing eighty-five percent (85%) or more of the issued and outstanding shares of the Stock, duly endorsed for transfer or accompanied by duly executed stock powers at the Closing, then Buyer shall be deemed to have waived the fulfillment of the conditions set forth in this Section 5.2(b) by reason of the failure of the other Sellers to deliver certificates evidencing the remaining shares of issued and outstanding Stock.

                  (c) Material Adverse Change. The Company shall not have suffered a Material Adverse Effect.

                  (d) Payment of Notes. Prior to or contemporaneously with the Closing, (i) Allen J. Becker shall have paid, or caused to have been paid, in full (x) that certain $2,910,799.96 promissory note dated March 28, 1997, executed by Allen J. Becker and payable to the Company, (y) that certain $3,006,283.80 promissory note dated November 4, 1997, executed by Allen J. Becker and payable to the Company and (z) any other amounts payable by Allen J. Becker to the Company under any open account and (ii) Louis Messina shall have paid, or caused to have been paid, in full, that certain $1,231,500 Promissory Note dated July 11, 1997, executed by Louis Messina and payable to the Company, (iii) the Company shall have surrendered or sold for their cash surrender value all outstanding key man life insurance policies owned by the Company on the lives of Allen J. Becker, Sidney L. Shlenker, Miles C. Wilkin and Louis Messina in the aggregate amount of approximately $750,000, and (iv) the Company shall have collected all accounts receivable accrued on account of "split dollar" life insurance on the life of Allen J. Becker in the aggregate amount of approximately $830,000.

                  (e) Third Party Consents. The Company shall have obtained from YM Corp (the "Sony Sub"), Westside Amphitheatre Corporation ("Westside") and Charlotte Amphitheater Corporation (together with Westside, the "Blockbuster Sub") a waiver of the provisions of Section 12.1(b) of Pavilion's Partnership Agreement with respect to any Amphitheaters (as such term is defined in Pavilion's Partnership Agreement) currently or hereafter owned, operated or managed, directly or indirectly, by Buyer; provided, however, that if (i) the Company should execute and enter into a binding agreement in form and substance reasonably satisfactory to the Buyer to purchase all or substantially all of the Sony Sub's indirect interest in Pavilion, then the Company shall be deemed to have obtained the required waiver from the Sony Sub specified in this Section 5.1(e) and (ii) the Company should execute and enter into a definitive agreement in form and substance reasonably satisfactory to the Buyer to purchase all or substantially all of the Blockbuster Sub's indirect interest in Pavilion, then the Company shall be deemed to have obtained the required waiver from the Blockbuster Sub specified in this Section 5.2(e). For purposes of the proviso contained in the immediately preceding sentence, (A) the Buyer does hereby approve of the form and substance of (x) the draft of that certain Purchase Agreement for the acquisition of the Blockbuster Sub's interest in Pavilion dated December 12, 1997 which has been previously provided by the Company's counsel to the Buyer's counsel and (y) the draft of a letter agreement for the acquisition of the Sony Sub's interest in Pavilion dated December 9, 1997 which has been previously provided by the Company's counsel to the Buyer's Counsel (as modified by the mark-up thereof prepared by Michael Rogers and dated December 11, 1997), (B) material changes to either such draft will require the approval of the Buyer (which shall not be unreasonably withheld) and (C) any non-material changes shall be deemed to be acceptable and satisfactory to the Buyer.

                  (f) Termination of Stock Options. Option Redemption Agreements, in the form attached hereto as Exhibit 3, shall have been executed by each Pure Optionholder.

                  (g) Legal Opinion. Buyer shall have received the legal opinion of the law firm of Gardere Wynne Sewell & Riggs, LLP concerning the matters set forth on Exhibit 4 hereof.

         5.3 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction (or waiver by the Sellers) at or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy Representations and Warranties. All representations and warranties of Buyer contained herein or in any certificate or document delivered to the Sellers pursuant hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

                  (b) Performance of Agreements. Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Legal Opinion. The Sellers shall have received the legal opinion of the law firm of Baker & McKenzie concerning the matters set forth on Exhibit 5 hereof.

6.       Termination.

         6.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual consent of Buyer and the Seller Representative, (b) by Buyer at any time prior to the Supplemental Disclosure Termination Deadline if the conditions set forth in Sections 5.2(a) and 5.2(c) are not satisfied or deemed satisfied as of the Bring Down Date, (c) by the Buyer at any time prior to January 10, 1998 if all of the Pure Optionholders have not executed Option Redemption Agreements on or before January 8, 1998, or (d) in the event that the Closing Date shall not have occurred on or before the Drop Dead Date, or such later date as the Buyer and the Seller Representative shall agree, for any reason other than the failure of the condition set forth in Section 5.1(c) to have been satisfied, by the Buyer or the Seller Representative by notice to the other parties; provided, however, that if the Closing Date shall not have occurred on or before such date due to a breach of this Agreement by one of the parties or an Affiliate of such party, that party may not terminate this Agreement. If the Closing has not occurred on or before the Drop Dead Date by reason of the failure of the condition set forth in Section 5.1(c) to have been satisfied, and if the Closing has not occurred on or before May 31, 1998, or such later date as the Buyer and the Seller Representative shall agree, then this Agreement may be terminated and the transactions contemplated hereby may be abandoned by either Buyer or the Seller Representative; provided, that if the Closing Date shall not have occurred on or prior to May 31, 1998 due to a breach of this Agreement by one of the parties or an Affiliate of such party, that party may not terminate this Agreement. If the conditions set forth in Section 5.1(c) has not been satisfied on or before April 1, 1998 and this Agreement has not been previously terminated pursuant to the foregoing provisions, then the cash portion of the Purchase Price specified in Section 2.2(i) hereof shall increase from and after April 1, 1998 at a per annum rate of 9% through and until the date that the Closing shall occur.

         6.2 Liabilities in Event of Termination. In the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force or effect, except that the provisions of Sections 8.5, 9.1, 9.12 and 9.13 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability for any failure to comply with any provision, covenant or agreement contained herein.

7.       Covenants; Actions Subsequent to Closing.

         7.1 Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of the Company will not be amended for a period of six years from the Closing Date in any manner that would adversely affect the indemnification or litigation expense reimbursement rights thereunder of individuals who on or prior to the Closing Date were directors, officers, employees or agents of the Company, except (i) if such amendment is required by law, or (ii) if such amendment is designed to preclude any claim for indemnification or expense reimbursement arising from (x) a claim by Buyer under Section 8.1 of this Agreement, or (y) a claim among or between any of the Sellers or Optionholders related solely to the Contemplated Transaction.

         7.2      Post-Closing Operational Matters.

                  (a) Buyer agrees that the Company shall maintain its executive headquarters in the Houston, Texas area for a period of not less than five years from the Closing Date.

                  (b) Buyer intends to operate the Company after the Closing Date in substantially the same manner in which it is currently being operated and as it shall continue to be operated between the date of this Agreement and the Closing Date, and shall consult with Brian E. Becker (the "Executive"), and Executive will participate in any decision, with respect to changing the Company's policies, personnel, culture, compensation structure, reporting systems or configuration and alignment of operating divisions.

                  (c) It is the intention of the Buyer to acquire additional businesses in Theatrical and Motorsports. Such acquired Theatrical and Motorsports businesses will be acquired and managed by the Company, unless the revenues from the Theatrical and Motorsports lines of businesses in such acquired companies do not constitute a majority of the revenues of the acquired company, in which case the acquired company may be held by Buyer outside of the Company but the management of the Theatrical and Motorsports lines of businesses of such acquired company will report to the Executive. Reference is made to (i) the fact that the Company is currently negotiating the terms and conditions upon which it may acquire two-thirds of the ownership interests in United Sports of America ("USA Motorsports"), a partnership, which shall exclude only the one-third interest currently owned by Contemporary Sports, Inc. ("Contemporary") and (ii) the fact that the Buyer is currently negotiating the terms and conditions upon which it may acquire ownership of Contemporary. Without limiting the generality of the foregoing provisions contained in this Section 7.2(c), the Buyer hereby agrees that, within 30 days of the later to occur of the closing of the Contemplated Transaction and the occurrence of the acquisition by the Buyer of ownership of Contemporary, the Buyer shall contribute to the Company all of Contemporary's ownership interest, direct or indirect, in the assets of USA Motorsports (or its successor).

         As used herein, the following terms shall have the meanings indicated below:

                           (i) "Theatrical" shall mean (I) the presentation,
                  production or booking of, or the provision of any logistical or technical services in connection with, any type of live staged shows (other than musical concerts), including Broadway-type shows, magic shows, family entertainment and variety shows, (ii) the ownership, operation or management of venues in which theatrical-type presentations are typically presented and (iii) ancillary businesses.

                           (ii) "Motorsports" shall mean the presentation,
                  promotion, production or other exploitation of any live event featuring motorized races or demonstrations, including motocross and other motorized races, monster truck shows, air shows, thrill shows, demolition derbies, tractor pulls, other events developed by Motorsports and ancillary business.

                  (d) Buyer agrees that Allen J. Becker will be appointed at the Closing as a member of and the Chairman of the Board of the Company for a term to expire on the earlier of (I) five (5) years following the Closing Date or (ii) the termination of the Executive's Employment Agreement (and not just his employment) with the Company for any reason other than death or disability of the Executive.

                  (e) Buyer agrees that Brian E. Becker will remain as the Chief Executive Officer of the Company (in addition to any other responsibilities which he may have with Buyer) for a five year period following the Closing Date. Buyer agrees that Brian E. Becker will be appointed at the Closing as a member of the Company's Board of Directors with a term of two (2) years and fifteen (15) days following the Closing.

                  (f) Buyer agrees that the Bylaws of the Company shall be amended at or prior to the Closing in a manner necessary to incorporate the following provisions therein:

                           (i) Any proposed sale by the Company of all or any
                  substantial portion of the Company's Theatrical line of business or Motorsports line of business for a period of one
                  (1) year from and after the Closing shall require (x) majority approval of the Company's board of directors and (y) the affirmative vote of either Brian E. Becker or Allen J. Becker in favor of such proposed sale;

                           (ii) If either the Company's Theatrical line of
                  business or Motorsports line of business has been previously sold by the Company, any proposed sale of the other of such lines of business after the first anniversary of the Closing Date and before the fifteenth (15th) day following the second anniversary of the Closing Date shall require

                  (x) majority approval of the Company's board of directors and
                  (y) the affirmative vote of either Brian E. Becker or Allen
                  J. Becker in favor of such proposed sale;

                           (iii) Any proposed sale of the Company's Theatrical
                  line of business or the Motorsports line of business at any time within two years and fifteen days following the Closing Date shall not be consummated unless (i) all members of the board of directors of the Company have been specifically notified of such proposed transaction at least thirty (30) days prior to the consummation thereof and (ii) the proposed purchaser has been notified of the existence of Executive's right of first refusal and purchase options set forth in Executive's Employment Agreement with Buyer with respect to the Motorsports line of business and the Theatrical line of business;

                  (iv) A provision that no member of the Board of Directors may be removed therefrom except upon death, disability or with adequate cause; and

                           (v) A provision requiring unanimous approval of the
                  board of directors to amend any of the provisions in the Bylaws required to be included pursuant to the foregoing provisions prior to two years and fifteen days following the Closing Date.

         Buyer agrees that the Articles of Incorporation of the Company may be amended at or before the Closing in a manner that prohibits any amendment or removal of the foregoing provisions from the Bylaws of the Company without the approval of both the shareholders and the unanimous approval of all of the members of the board of directors of the Company. Buyer covenants and agrees with the Sellers and the Executive, acknowledging and agreeing that the Sellers have materially relied upon the agreements contained in this Section 7.2 and that Executive has relied upon the provisions contained in this Section 7.2 in connection with the entry into the Executive's Employment Agreement with Buyer, that it will not take any action or vote its shares of the capital stock of the Company at any time prior to two years and fifteen days following the Closing Date in a manner which would change, amend or modify the provisions contained in the Bylaws as required pursuant to the preceding provisions or otherwise negate or abrogate the purposes and provisions hereof.

                  (g) The Buyer covenants and agrees that the executive employees (both corporate and operational) of the Company will be, at all times after the Closing, provided stock options or other stock awards on a basis that is at least equivalent to the basis upon which stock options or other stock awards are given to any other executive employees of the Buyer.

                  (h) The Buyer covenants and agrees with the Seller, as a material inducement to the decision of the Seller to enter into this Agreement, as follows:

                           (i) Subject to the aggregate limitation set forth in
                  clause (ii) below, the Buyer will pay, or cause to be paid, to each and every At Will Employee whose employment is terminated during the Relevant Period for a Non-Qualified Reason a severance payment or series of severance payments in such amount or amounts as is designated by the Seller Representative in his sole and absolute discretion.

                           (ii) The Buyer shall not be obligated to pay more
                  than $1,000,000 of severance payments in the aggregate pursuant to Section 7.2(h)(i).

                           (iii) The Buyer shall provide written notice to the
                  Seller Representative prior to the termination of any At Will Employee's employment for a Non-Qualified Reason during the Relevant Period. The Seller Representative shall notify the Buyer of the amount and terms of the severance payment or series of severance payments that will be required to be made to each At Will Employee whose employment is to be terminated for a Non-Qualified Reason during the Relevant Period no later than 10 days after receipt of notice from the Buyer of the proposed termination of such At Will Employee's employment. After such designation by the Seller Representative of an At Will Employee's severance payment, the Buyer may revoke its prior plans to terminate such At Will Employee for any reason.

                           (iv) To the extent that the Buyer should fail to
                  make any severance payment required to be made pursuant to the provisions of this Section 7.2(h), the Sellers (or any one or more of the Sellers) shall have the right to make such payments on behalf of the Buyer in which case all amounts so paid on behalf of the Buyer shall be immediately due and payable from the Buyer to the Sellers who made such payments together with interest thereon at the lesser of 18% per annum and the maximum non-usurious interest rate permitted by applicable law.

                           (v) The At Will Employees are expressly intended
                  third party beneficiaries of the provisions contained in this
                  Section 7.2(h).

                           (vi) As used herein, the phrase "At Will Employee"
                  shall mean any person employed by the Company or any Subsidiary as of the Closing Date other than (i) the employees listed on Schedule 10.1(a) hereto and (ii) any other employee of the Company or any Subsidiary who may enter into a written employment agreement with the Company or any Subsidiary with the express written approval of the Buyer after the date hereof and prior to the Closing Date.

                           (vii) An At Will Employee's employment shall be
                  deemed to have been terminated for a "Non-Qualified Reason" if such employee's employment is terminated (A) by such At Will Employee's employer for a reason not related to insubordination, fraud, malfeasance, illegal acts or violations of the employer's policies and procedures or (B) by such At Will Employee after (i) such At Will Employee is required without his consent to relocate to another metropolitan area or

                  (ii) such At Will Employee's job duties, responsibilities or status are materially diminished without his consent.

                           (viii) As used herein, "Relevant Period" shall mean
                  the period of time commencing upon the Closing Date and continuing until the earlier of (x) the 396th day after completion of the Spin Off or (y) the second anniversary of the Closing Date.

                           (ix) The Buyer shall bear complete responsibility
                  for any payments that may be due under employment contracts in the event of a wrongful termination after the Closing of any employee with an employment contract. Any amounts so paid to employees with employment contracts shall not be applied towards or reduce the $1,000,000 aggregate limit on required severance payments specified in Section 7.2(h)(ii) hereof.

         7.3 Pension and Health Insurance. Unless the Seller Representative should advise the Buyer at any time during the three year period following the Closing that the 401(k) Plan must be replaced with the Buyer's plan, Buyer agrees that the Company will continue, for a period of not less than three years following the Closing Date, the Company's existing employee benefit plans, including the Company's Employees' 401(k) and Profit Sharing Plan (the "401(k) Plan") and life insurance, long term and short term disability insurance and health insurance (collectively, the "Insurance Plans"); provided, however, that (i) the Buyer may replace the 401(k) Plan and the Insurance Plans with another plan or plans providing, in the aggregate, for a substantially equivalent or greater level of compensation, funding and benefits and (ii) the expiration of such three year period will not affect any rights under any such plan, which thereafter will be governed solely by the terms thereof. Buyer agrees from and after the date hereof it will take no action inconsistent with the provisions of this Section 7.3.

         7.4 Obligations Related to Completion of Spin-Off and Condition of Buyer after the Spin- Off..

                  (a) If the Spin-Off has not been completed on or before any Spin-Off Cut Off Date (herein defined), then each Seller shall have a right and option ("Failed Spin-Off Put Option"), exercisable by notice to Buyer at any time within ten days following such Spin-Off Cut Off Date, to require Buyer to pay him or her cash in lieu of the Buyer Shares to which such Seller is entitled pursuant to the provisions of
         Section 2.2 hereof for a cash payment of $13.33 per Buyer Share. As used herein, the term "Spin-Off Cut Off Date" shall mean July 1, 1998 and the first day of every third month thereafter.

                  (b) Reference is made to the fact that, prior to the execution of this Agreement, Buyer has delivered to the Company and the Seller Representative a valuation analysis (the "First Report") prepared by the Buyer, with the assistance of the Buyer's underwriters, concerning the projected range of fair value of the Buyer Shares upon completion of the

         Spin-Off. The projected range of fair value contained in the First Report has been determined based upon a market value analysis ("Valuation Procedure"), applied to the Buyer's Projected Financial Status as of the time of the Spin-Off. The "Buyer's Projected Financial Status" means, as of any time in the future, the assets, debts, liabilities, earnings, cash flows and other financial characteristics (taking into account the nature and quality thereof) of the Buyer currently expected to be in place at such time. The Sellers shall have the following special contractual rights in regard to the foregoing and with respect to the Buyer Shares to be delivered pursuant to the provisions hereof:

                           (i) At the Closing, the Buyer shall deliver to the
                  Sellers a report certifying that the Buyer's Projected Financial Status as of the time of the Spin-Off has not changed materially and adversely except as explicitly referenced in such report.

                           (ii) Within 10 days following the completion of the
                  Spin-Off, the Buyer shall deliver to the Sellers a valuation analysis ("Final Report") prepared by the Buyer, with the assistance of the Buyer's underwriters, concerning the range of fair value of the Buyer Shares at such time. The projected range of fair value contained in the Final Report shall be determined using the Valuation Procedure utilized in the First Report applied to the actual assets, debts, liabilities, earnings, cash flows and other financial characteristics (taking into account the nature and quality thereof) of the Buyer at the timer of the Spin-Off. Notwithstanding the foregoing, if the average selling price per share of the Buyer Shares is $13.33 per share or more during the 5 day period immediately following the completion of the Spin-Off, then (i) the Buyer shall not be obligated to deliver the Final Report and (ii) the remaining provisions of this Section 7.4(b) shall not apply.

                           (iii) If the Final Report reflects an adverse change
                  to the range of fair value from the range of fair value shown in the First Report, then the Buyer shall include with the Final Report a written offer ("Make-Up Offer") to the Sellers to provide an additional cash payment or additional number of Buyer Shares, which each Seller shall have the option of taking, as consideration for the adverse change from the anticipated fair range of value for the Buyer Shares reflected in the First Report.

                           (iv) If any Seller either believes that (x) the fair
                  range of value in the Final Report was not accurately determined in accordance with the provisions and requirements hereof or (y) the Make-Up Offer is insufficient consideration for the adverse change from the anticipated fair range of value for the Buyer Shares reflected in the First Report, then such Seller shall have the contractual right, as his sole right and remedy therefor, to assert a claim against, and receive from, the Buyer an additional monetary sum determined to be adequate compensation for the adverse change from the anticipated fair value of the Buyer Shares reflected in the First Report, to be determined pursuant to a proceeding conducted under Section 9.13 hereof.

         7.5 Five-Year Put Option. Each Seller shall have a right and option ("Five Year Put Option"), exercisable by notice to Buyer at any time during the Five Year Option Period (herein defined), to require Buyer to purchase all or any portion of such Seller's Put Shares (herein defined) for a cash purchase price of $33.00 per share. As used herein, (i) the term "Five Year Option Period" shall mean a period of time commencing upon the fifth anniversary of the Closing Date and continuing for a period of ninety (90) days thereafter and
(ii) the term "Put Shares" shall mean, with respect to each Seller, one-third of the Buyer Shares received by such Seller pursuant to Section 2.2 hereof (as adjusted to reflect any stock dividends or corporate recapitalizations after the date hereof resulting in stock splits, combinations or exchanges of shares or any similar transactions). The Put Shares shall be separately certificated with an appropriate legend referencing the Five Year Put Option. Notwithstanding the provisions of Section 9.4 hereof, but subject to the provisions of the next succeeding sentence, the Five Year Put Option shall not be assignable to any assignee of a Seller's Put Shares. Notwithstanding the provisions of the immediately preceding sentence, each Seller's Five Year Put Option shall automatically inure to the benefit of any Qualified Assignee with respect to any Put Shares transferred to such Qualified Assignee. As used herein, a "Qualified Assignee" shall mean any assignee in a private transfer of Put Shares by a Seller in compliance with the Securities Act of 1933 or an exemption therefrom to (I) an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of such Seller, (ii) any partner, shareholder or other equity owner of such Seller pursuant to a distribution by such Seller to its equity holders, (iii) the spouse or lineal descendants of such Seller, including any transfer by bequest or devise, or to a trust or trusts for the benefit of such Seller or any of the foregoing or (iv) any other Seller.

         7.6      General Provisions Common to all Put Options.

                  (a) The following provisions shall govern the closing ("Put Closing") of the purchase by Buyer of any Buyer Shares pursuant to an exercise of the Failed Spin-Off Put Option or the Five Year Put Option (herein collectively called the "Put Options"); provided, however, that in the event a Seller exercises a Failed Spin-Off Put Option, the following provisions shall apply as if the Seller had been issued his allocable portion of the Buyer Shares at Closing (except that any restrictions under the Delaware General Corporation Law on the redemption by a corporation of its own shares shall not be applicable):

                           (i) The Put Closing with respect to any Put Option
                  shall be held (i) at 10:00 am local time on the fifth (5th) business day following the last day with respect to which such Put Option was exercisable and (ii) at the offices of Buyer.

                           (ii) At the Put Closing with respect to any Put
                  Option, the Sellers who have exercised such Put Option ("Put Sellers") and Buyer shall be obligated to execute and deliver the following:

                                    (A) Buyer shall deliver to each Put Seller,
                           in immediately available funds, the total purchase price (as determined in accordance with the provisions contained in this Section 7) for the Buyer Shares being purchased from such Put Seller.

                                    (B) The Put Seller shall execute and
                           deliver to Buyer (i) the certificates representing the Buyer Shares being purchased by Buyer endorsed for transfer to Buyer, free of all liens, claims and encumbrances and (ii) such other instruments of assignment, certificates of authority, tax releases, consents to transfer and instruments in evidence of title as may be reasonably required by Buyer.

                  (b) The per share purchase price payable upon the exercise of any Put Option as provided for herein shall hereafter be adjusted as may be necessary to reflect (i) any stock dividends or corporate recapitalizations after the date hereof resulting in stock splits, combinations or exchanges of shares or any similar transactions and
         (ii) any change described in the last sentence of Section 2.2(a) hereof.

                  (c) Notwithstanding anything to the contrary contained herein, if Buyer's required purchase and redemption of any Buyer Shares at a Put Closing would violate the laws of Buyer's state of incorporation or other applicable law, then the following provisions shall apply:

                           (i) Buyer shall take, before the Put Closing, all
                  possible steps permitted under the law of Buyer's state of incorporation to recapitalize and to increase Buyer's surplus to an amount necessary to permit Buyer to purchase all of such Buyer Shares at such Put Closing. Such steps shall include, without limitation, reducing the par value of Buyer common stock and increasing the book value of all of the assets of Buyer including its goodwill, if any, to their then respective fair market value on the books of Buyer.

                           (ii) If, after taking all possible steps in
                  accordance with Section 7.6(c)(i) hereof, Buyer's purchase and redemption of all of such Buyer Shares would still violate the laws of Buyer's state of incorporation or other applicable law, Buyer shall be obligated and required to:

                                    (A) purchase and redeem as many of such
                           Buyer Shares at the Put Closing as is possible under the laws of its state of incorporation; and

                                    (B) thereafter purchase, from time to time,
                           such portion of such Buyer Shares which is not purchased pursuant to Section 7.6(c)(ii)(A), as soon as, in Buyer's reasonable discretion, it is legally able to do so; provided, that the purchase price for all such unpurchased Buyer Shares shall accrue interest thereon at four percent over the then national prime rate of interest per annum from and after the date on which the Put Closing should have occurred until such Buyer Shares are thereafter purchased by Buyer.

                  (d) If Buyer should fail for any reason to timely honor its obligations to any Seller hereunder following an exercise of a Put Option by such Seller, then such Seller shall be, without limiting or negating any other rights, remedies or recourses otherwise available to such Seller on account of such failure, released from any obligations to Buyer or the Company or any of the Company's Subsidiaries, whether under an employment agreement or otherwise, to refrain from competing with Buyer, the Company, or the Company's subsidiaries, or from soliciting their respective employees or customers.

         7.7 Further Assurances. From time to time, without further consideration, the Sellers, will, at all times after the Closing at the expense of Buyer, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively consummate the transactions contemplated hereby. From time to time, without further consideration, the Buyer will, at the expense of Sellers, execute and deliver such documents as the Sellers may reasonably request in order to more effectively consummate the transactions contemplated hereby. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement will take or cause its proper officers and directors to take all such necessary action.

8.       Indemnification.

         8.1      Indemnification by the Sellers.

                  (a) Subject to the provisions of this Section 8, following the Closing the Sellers shall protect, indemnify and hold harmless Buyer, each officer, director and agent of Buyer and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, costs of investigation and defense, court costs and attorneys', and accountants' fees and disbursements, and any federal, state or local income or franchise taxes payable in respect of the receipt of cash or money in discharge of the foregoing, but reduced by (i) any net amount paid on account of such loss by any insurance policies, and (ii) any reserves on the Unaudited Financial Statements or the Unaudited Pavilion Financial Statements for liabilities or loss contingencies, whether or not of a similar nature, (collectively referred to herein as "Damages") to which Buyer may become subject if such Damages arise out of or are based upon (A) the breach of (i) any of the representations and warranties contained in Section 3.1 hereof (whether such breach occurred as of the date of execution of this Agreement or as of the Bring Down Date) or (ii) the covenants or agreements made by the Sellers or the Company in this Agreement and any liabilities with respect to the Excluded Assets or (B) Applicable 401K Claims; provided, however, that the reduction for any reserves on the Unaudited Financial Statements or the Unaudited Pavilion Financial Statements pursuant to clause (ii) above shall only be applicable with respect to Damages which arise out of or are based upon the breach of any representations and warranties contained in Section 3.1(d), (g) or
         (m) hereof.

                  (b) Subject to the provisions of this Section 8, following the Closing each Seller, individually and not jointly, shall protect, indemnify and hold harmless the Buyer in respect of any Damages to which Buyer may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by such Seller on his or her own behalf in Section 3.2 of this Agreement (except for the representation and warranty made by such Seller in Section 3.2(g), damages for breach of which shall be borne proportionately by Sellers as if the Damages arise under Section 8.1(a) above).

         8.2      Indemnification of Sellers and Company Agents.

                  (a) Subject to the provisions of this Section 8, following the Closing Buyer shall protect, indemnify and hold harmless the Sellers, in respect of any Damages to which the Sellers may become subject if such Damages arise out of or are based upon the breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement.

                  (b) It is understood and agreed that the Company shall indemnify and hold harmless, and, after the Closing Date, the Company and the Buyer shall indemnify and hold harmless, each present and former employee, officer or director of the Company to the fullest extent permitted under applicable law against any Damages in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring prior to or at the Closing Date (including, without limitation, any claim, action, suit, proceeding or investigation which arises out of or relates to the transactions contemplated hereby) without regard to the form of action whether in law or in equity and including but not limited to claims based on negligence, strict liability or any other theory of recovery, provided, however, that no indemnification shall be required for any Damages arising from (i) a claim by Buyer under
         Section 8.1 of this Agreement, or (ii) a claim among or between the Sellers or Optionholders related solely to the Contemplated Transaction. These rights to indemnification and the obligations set forth in this Section 8.2(b) shall survive the Closing and shall continue in full force and effect for a period of not less than six years from the Closing Date. In the event any Indemnified Party asserts in writing that he is entitled to be indemnified and held harmless against any potential Damages arising out of or pertaining to any such Claim prior to the end of such six-year period, all rights to indemnification in respect of any such Damages shall continue until disposition of any such Claim. Without limiting the foregoing, the Company and the Buyer, to the fullest extent permitted under applicable law, will periodically advance expenses as incurred with respect to any such Claim or potential Claim; provided that the person to whom expenses are advanced, if required by applicable law, provides a written affirmation of his good faith belief that he has met the standard of conduct prescribed by law as being necessary for indemnification and a written undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification pursuant to this
         Section 8.2(b).

         8.3      Limits on Indemnification Liability.

                  (a) Notwithstanding any other provisions to the contrary in this Agreement, (i) the liability under Section 8.1(a) of a Seller shall be limited to a percentage of the total of Damages equal to his or her respective "Equity Percentage without Pure Optionholders" as set forth opposite his name on Exhibit 1 hereto ("Liability Percentage"), (ii) the maximum aggregate liability of the Sellers to protect, indemnify, and hold the Buyer harmless in respect of Supplemental Disclosed Damages shall be limited to the first $2,000,000 of such Supplemental Disclosed Damages, and the maximum liability of a Seller with respect to Supplemental Disclosed Damages shall be equal to his or her Liability Percentage of such $2,000,000 limit and (iii) the maximum aggregate liability of the Sellers to protect, indemnify, and hold the Buyer harmless in respect of Damages (inclusive of any Supplemental Disclosed Damages) shall be limited to the first $10,000,000 of such Damages, and the maximum liability of a Seller shall be equal to his or her Liability Percentage of such $10,000,000 limit. As used herein, "Supplemental Disclosed Damages" shall mean Damages which arise out of or are based upon the breach of any of the representations and warranties contained in Section 3.1 hereof (whether such breach occurred as of the date of execution of this Agreement or as of the Bring Down Date) which breach was disclosed to Buyer pursuant to a supplement to the disclosure schedules made pursuant to the provisions of Section 4.10 hereof on or before the Supplemental Disclosure Deadline.

                  (b) The total liability of Buyer to protect, indemnify and hold the Sellers harmless in respect of Damages pursuant to the provisions of Section 8.2(a) hereof shall be limited to the first $10,000,000 of such Damages, with respect to the Buyer's breach of a representation or warranty contained in Section 3.3 of this Agreement, but Buyer's liability shall not be so limited in the case of any breach by Buyer of any of the covenants or agreements contained in this Agreement, including the Buyer's obligations under any of the Put Options and Buyer's obligations to pay the Purchase Price.

                  (c) No indemnification shall be required to be made by any party under this Section 8 with respect to any Damages except to the extent that, with respect to any indemnification required to be made by Sellers hereunder, the aggregate amount of Damages incurred by the Buyer exceeds $750,000, but in the event the aggregate amount of Damages incurred by the Buyer exceeds $750,000, the Sellers shall indemnify the Buyer from the first dollar of such Damages.

                  (d) The limitations on liabilities provided in this Section
         8.3 in respect of inaccurate representations and warranties are intended to apply to all claims made in respect thereof, whether under this Agreement or common law. Following the Closing, neither Buyer nor any Seller shall have any liability to the other for any matters existing or arising prior to the Closing Date, except as provided in this Section 8.

         8.4 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

                  (a) If any person shall notify an indemnified party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Claim") against Buyer or the Sellers (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety (subject to any limitations contained in Section
         8) of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Claim,
         (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (iii) the Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Claim actively and diligently and in good faith.

                  (c) So long as the Indemnifying Party is conducting the defense of the Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co counsel at its sole cost and expense and participate in the defense of the Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 8.

         8.5 Appointment of Seller Representative. The Sellers hereby appoint Allen J. Becker as their representative (the "Seller Representative"), who shall have full power and authority to make all decisions relating to the defense and/or settlement of any claims for which the Sellers may be required to indemnify Buyer (and vice versa) and to take such other actions (and any other actions reasonably related or ancillary thereto) provided to be taken after the Closing by the Sellers, provided, that the Seller Representative shall not have the power to make decisions relating to the defense and/or settlement of any claims made by Buyer under Section 8.1(b) other than under the last parenthetical clause thereof. If the Seller Representative shall die or become incapacitated or otherwise be unable or unwilling to serve, then Brian E. Becker shall serve as successor Seller Representative, and Brian E. Becker shall have the same rights and authorization as Allen J. Becker hereunder. If Brian E. Becker shall die or become incapacitated, or shall otherwise be unable or unwilling to serve, then the Sellers (acting by a vote of the holders of a majority of the Company's Stock as of the Closing) shall select another representative from among the Sellers (or their heirs, executors, administrators or personal representatives) to replace the Seller Representative, which representative shall have the same rights and authorities as the Seller Representative hereunder. Decisions and actions by the Seller Representative, including any agreement between the Seller Representative and Buyer relating to the defense or settlement of any claims for which the Sellers may be required to indemnify Buyer under Section 8.1(a), shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, the Sellers shall be deemed to have agreed that (i) the provisions of this
Section 8.5 are independent and separable, irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this
Section 8.5 would be inadequate, (iii) Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if it brings an action to enforce the provisions of this Section 8.5, (iv) the provisions of this Section 8.5 shall be binding upon the heirs, executors, administrators, personal representatives and successors of each Seller, and (v) any reference in this Agreement to a Seller shall mean and include the successors to the Seller's rights hereunder, whether pursuant to a testamentary disposition, the laws of descent and distribution, or otherwise.

         8.6 Survival; Right To Indemnification Not Affected By Knowledge or Materiality. Except for the contractual limitation set forth in Section 8.3(a)(iii) hereof, the right to indemnification, payment of Damages or other remedy based on the breach of representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Furthermore, for the purposes of calculating the amount of Damages arising from any breach or default of any of the representations, warranties, covenants and agreements contained in this Agreement or any Closing Document, the application provisions thereof shall be read and interpreted as if any qualification stated herein with respect to materiality or Material Adverse Effect was not contained therein.

9.       Miscellaneous.

         9.1 Payment of Certain Fees and Expenses. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers' fees, attorneys' fees and accountants' fees; provided, however, that (i) Company and Buyer shall each pay one-half of the filing fees under the HSR Act and (ii) if the Closing occurs, then the Sellers shall be obligated to pay, or reimburse to the Company, all of the fees and expenses incurred by the Company in connection with the negotiation, preparation, execution and performance of this Agreement which amount shall be paid by the Buyer to the Company at the Closing with a dollar-for-dollar reduction to the cash portion of the Purchase Price.

         9.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, as follows:

                  (a)      If to the Company:

                                    PACE Entertainment Corporation
                                    515 Post Oak Blvd., Suite 300
                                    Houston, Texas 77027
                                    Attention:       Mr. Brian E. Becker
                                    Facsimile:       (713) 693-8697

                           with a copy to:

                                    PACE Entertainment Corporation
                                    515 Post Oak Blvd., Suite 300
                                    Houston, Texas 77027
                                    Attention:       Mr. Jeffry B. Lewis
                                    Facsimile:       (713) 693-8617

                           with a copy to:

                                    Gardere Wynne Sewell & Riggs, L.L.P.

                                    333 Clay, Suite 800
                                    Houston, Texas 77002
                                    Attention:       Michael F. Rogers
                                    Facsimile:       (713) 308-5555

                  (b)      If to Buyer:

                                    SFX Entertainment, Inc.
                                    150 East 58th Street, 19th Floor
                                    New York, New York  10155
                                    Attention:       Robert F.X. Sillerman
                                    Facsimile:       (212) 832-5121

                           with a copy to:

                                    SFX Entertainment, Inc.
                                    150 East 58th Street, 19th Floor
                                    New York, New York  10155
                                    Attention:       Richard A. Liese
                                    Facsimile:       (212) 486-4830

          (c) If to a Seller, to the address shown on his or her signature page.

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.

         9.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, written or oral, which may have related to the subject matter hereof in any way.

         9.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5 Assignability. Except for an assignment of Sellers' rights created in Section 7.5 hereof, this Agreement shall not be assignable by the Sellers without the prior written consent of Buyer or by Buyer without the prior written consent of the Sellers.

         9.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving or his or her personal representative under Section 8.6. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid which constitute interest under Applicable Law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by Applicable Law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payer of such interest.

         9.8 Transfer Taxes. All sales and transfer Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer or the Company, and expressly shall not be a liability of the Seller.

         9.9 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.10 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         9.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         9.13 Dispute Resolution. Any dispute, difference or question relating to the terms of this Agreement ("Dispute") between Buyer and the Company or any Seller, or between any combination thereof ("Disputing Parties"), shall be resolved in accordance with the following dispute resolution procedures:

                  (a) Good Faith Negotiations. The Disputing Parties shall endeavor, in good faith, to resolve the Dispute through negotiations. If the Parties fail to resolve the Dispute within a reasonable time, the Disputing Party shall meet at any mutually agreed location to resolve the Dispute. Each Party that is not an individual shall nominate a senior officer or officers of its management to attend such meeting.

                  (b) Mediation. In the event that the negotiations do not result in a mutually acceptable resolution, any Disputing Party may require that the Dispute be referred to mediation in Houston, Texas. One mediator shall be appointed by the agreement of the Parties. The mediator shall be suitably qualified person having no direct or personal interest in the outcome of the Dispute. Mediation shall be held within thirty (30) days of referral to mediation. In the event the Disputing Parties are unable to agree on a mediator, the Parties agree to the appointment of a mediator pursuant to the Commercial Mediation Rules of the American Arbitration Association.

                  (c) Arbitration. In the event the Parties are unsuccessful in their mediation of the Dispute, or if any Dispute arises about the interpretation or application of this Section 9.13, either Disputing Party may request that the Dispute be settled by arbitration by an arbitrator mutually acceptable to the Disputing Parties in an arbitration proceeding conducted in the City of Houston, Texas in accordance with the rules existing at the date hereof of the American Arbitration Association, provided that the arbitrator shall comply with the Federal Rules of Evidence and full discovery shall be permitted in accordance with the Federal Rules of Civil Procedure (but expressly excluding the so-called Initial Disclosure provisions thereof). If the Disputing Parties hereto cannot agree on an arbitrator within ten (10) business days of the initiation of the arbitration proceeding, an arbitrator shall be selected for the Disputing Parties by the American Arbitration Association. The Disputing Parties shall use their reasonable best efforts to have the arbitral proceeding concluded and a judgment rendered by the arbitrator within forty (40) business days of the initiation of the arbitration proceeding. The decision of such arbitrator shall be final, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof (subject to appeal of manifest errors of law), and the costs (including, without limitation, reasonable fees and expenses of counsel and experts for the Disputing Parties) of such arbitration (including the costs to enforce or preserve the rights awarded in the arbitration) shall be borne by the Disputing Party whom the decision of the arbitrator is against. If the decision of the arbitrator is not clearly against one of the Disputing Parties or the decision of the arbitrator is against more than one Disputing Party on one or more issues, the costs of such arbitration shall be borne equally by the Disputing Parties.

         9.14 Waiver. All of the original rights and powers of any party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof, and no party shall be deemed to have waived any of its rights, any provision of this Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by a party of any breach by another party of any provision of this Agreement shall be deemed a waiver of any continuing, future or recurring breach of such provision or any other provision of this Agreement. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representations, warranties, covenants or agreements contained in this Agreement.

         9.15 No Third Party Beneficiaries. Except as provided in Section 7.2(h) hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         9.16 Release of Claims by Sellers. Each of the Sellers does hereby release, waive, forgive and discharge any and all claims, demands, causes of action, obligations, orders, contracts or agreements, or debts or liabilities (whether known or unknown) (collectively, "claims") which such Seller may have against (i) any other Seller, the Company or Buyer or any of their Representatives which in any way relates to or arises out of the transactions or agreements by which such Seller received or acquired ownership of Stock or options to acquire Stock (including, without limitation, any promises, undertakings or commitments made or purported to have been made for the issuance of additional shares of Stock or options to acquire additional Stock) and any claims which each Seller may have by reason of being a shareholder of the Company and (ii) any other Seller, the Company or the Seller Representative as to the Contemplated Transactions (including, without limitation, the terms, provisions and conditions contained herein and the manner of obtaining Seller's agreement hereto). Upon request of the Company, Buyer or any other Seller, each Seller hereby agrees that such Seller will execute and deliver at the Closing such other and further documents as may be reasonably requested to further evidence, confirm and reaffirm the release, waiver and discharge set forth in this Section 9.16.

10.      Definitions.

         10.1 Defined Terms. As used in this Agreement, each of the following terms (whether or not capitalized) has the meaning given it below:

                  "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term "control," (including, with correlative meanings, the term "controlled by" and "under common control with") as used in the immediately preceding sentence, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Applicable 401K Claims" means any claim, audit, action, proceeding, challenge or adjustment brought or imposed by the Internal Revenue Service with respect to the 401K Plan to the extent that such claim, audit, action, proceeding, challenge or adjustment is (A) based upon or arises out of the operation of the 401K Plan after the Closing and through and until the earlier of (i) three years following the Closing Date or (ii) termination or replacement of the 401K Plan and
         (B) not attributable to any change after the Closing Date in the manner or method of administering, operating or funding the 401K Plan.

                  "Amphitheater Partnership Agreements" means the respective Partnership Agreements by which each of the Amphitheater Partnerships were created, as each of such Partnership Agreements may have been previously amended, supplemented, modified or restated.

                  "Amphitheater Partnerships" means (i) Pavilion, (ii) Coral Sky Amphitheater Partnership, a Florida general partnership, (iii) Western Amphitheater Partners, a California general partnership, (iv) Walnut Creek Amphitheater Partnership, a New York general partnership,
         (v) Starwood Amphitheater Operating Company, a Tennessee general partnership, and (vi) GSAC Partners, a Delaware general partnership.

                  "Applicable Contract" means any contract or agreement (a) under which the Company or any Subsidiary has or is entitled to acquire any material rights; or (b) under which the Company or any Subsidiary has or may become subject to any material obligation or liability.

                  "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

                  "Bring Down Date" shall mean the earlier to occur of (i) December 31, 1997 or (ii) the date upon which Buyer makes a public announcement concerning all or any portion of the Contemplated Transactions. As used in the immediately preceding sentence, the phrase "public announcement" shall mean either (x) the filing of any document with the Securities and Exchange Commission on a non-confidential basis which references or describes all or any portion of the Contemplated Transaction or (y) the issuance of any press release which describes or references all or any portion of the Contemplated Transactions other than a press release which is issued, pursuant to advice from legal counsel to the Buyer that applicable securities laws require such press release, (A) in response to specific inquiries about the Contemplated Transactions or (B) to correct reported inaccuracies about the Contemplated Transactions.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

                  "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company.

                  "Consolidated Subsidiary" means the Subsidiaries of the Company whose financial results are consolidated with those of the Company under GAAP for financial reporting purposes.

                  "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including (a) the sale of the shares of Stock by Sellers to Buyer, (b) the cancellation of the Outstanding Options; (c) the execution, delivery and performance of the Option Redemption Agreements attached as Exhibit 2; and (d) the performance by the Company, Buyer and Sellers of their respective covenants and obligations under this Agreement.

                  "Drop Dead Date" means the earlier of (i) sixty days after the Company has obtained, or is deemed to have obtained, the consents described in Section 5.2(e) hereof or (ii) March 1, 1998; provided, however, in no event shall the Drop Dead Date be earlier than February 23, 1998.

                  "Encumbrances" means liens, charges, pledges, options, rights of first refusal, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), licenses, sublicenses, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Existing Employee Agreements" means (i) all of the Employment Agreements and related agreements listed on Schedule 10.1(a) attached hereto, (ii) all of the Restricted Stock Agreements listed on Schedule 10. l(b) attached hereto, (iii) all of the Stock Option Agreements listed on Schedule 10.1(c) attached hereto and (iv) the PACE Entertainment Corporation 1996 Incentive Compensation Plan.

                  "GAAP"means generally accepted accounting principles as in effect on the date of this Agreement.

                  "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights and trade secrets, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge" means a Person's actual current knowledge, without inquiry. When used with respect to the Company or Subsidiary, knowledge shall include only the knowledge of the Company's officers and directors.

                  "Material Adverse Change" or "Material Adverse Effect" means, when used in conjunction with the Company or Subsidiaries, any change, effect, event or occurrence that will or that could reasonably be expected to be materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, other than (i) changes in general economic conditions affecting the industries in which the Company and its Subsidiaries operate, (ii) seasonal variations in the Company's or its Subsidiaries' Business, (iii) changes resulting from any matters disclosed on any Schedule to this Agreement which are reasonably predictable, (iv) changes resulting from any increase in expenses as a result of the acquisitions listed on Schedule 4.2(c) and
         (v) any increased working capital deficit brought about by additional borrowings under the Company's short term working capital line with NationsBank of Texas, N.A.

                  "Ordinary Course of Business" means an action taken by a Person if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required by applicable corporate law or the Bylaws or similar organizational documents of such Person to be authorized by the board of directors of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken.

                  "Ordinary Real Estate Encumbrances" means, with respect to any real estate, (i) liens securing taxes which are not yet delinquent, (ii) rights of eminent domain unless notice of the exercise thereof has been previously provided to the owner of such real estate and (iii) easements, restrictions, concessions, licenses, rights of access, terms of governmental permits and other Encumbrances which either (x) do not materially interfere with or materially restrict the current use and operation of such real estate or (y) are required, necessary or useful in connection with the current use and operation of such real estate.

                  "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement or any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

                  "Pavilion" means Pavilion Partners, a Delaware general partnership.

                  "Permits" means licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

                  "Person" means any individual, corporation (including any non-profit corporation), partnership (general or limited), joint venture, limited liability company, estate, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

                  "Reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means (i) all corporations and partnerships which are wholly owned (directly or indirectly) by the Company, as listed on Schedule 10.1(d) hereof, (ii) the Amphitheater Partnerships,
         (iii) PTG-Florida, Inc./BSMG Joint Venture, (iv) Rugrats American Tour, Ltd. and (v) Bayou Place Performance Hall General Partnership.

                  "Supplemental Disclosure Deadline" means the date which is two (2) business days following the later of (i) the Bring Down Date or (ii) the date upon which Buyer provides notice to the Company that the Bring Down Date has occurred; provided, however, in no event shall the Supplemental Disclosure Deadline be later than January 2, 1998.

                  "Supplemental Disclosure Termination Date" means the seventh day following the earlier of (i) the date, no earlier than the Bring Down Date, that the Company provides notice to the Buyer that no further supplemental disclosures pursuant to Section 4.10 are required or (ii) the Supplemental Disclosure Deadline.

                  "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

                  "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                  "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

         10.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:

         Defined Term                                          Reference
         ------------                                          ---------
         401K Plan                                             Section 7.3
         Accounts Receivable                                   Section 3.1(f)
         Acquired Assets                                       Section 4.9(b)
         Acquisition Advance                                   Section 4.9(a)
         Acquisition Facility                                  Section 4.9(a)
         Acquisition Proposal                                  Section 4.6
         Advisor                                               Section 4.9
         Agreement                                             Preamble
         At Will Employee                                      Section (h)(vi)
         Audited Financial Statements                          Section 3.1(d)
         Business                                              Recital 1
         Buyer                                                 Preamble
         Buyer Shares                                          Section 2.2
         Claim                                                 Section 8.4
         Closing                                               Section 2.1
         Closing Buyer Shares                                  Section 2.2
         Closing Cash Payment                                  Section 2.2
         Closing Date                                          Section 2.1
         Collateral                                            Section 4.9(d)
         Company                                               Preamble
         Contracts                                             Section 3.1(e)
         Damages                                               Section 8.1
         Dispute                                               Section 9.12
         Disputing Parties                                     Section 9.12
         Environmental Assessment                              Section 5.2(c)
         Environmental Laws                                    Section 3.1(1)
         Exchange Act                                          Section 3.3(c)
         Executive                                             Section 7.2(b)
         Failed Spin-Off Put Option                            Section 7.4(a)
         Financial Statements                                  Section 3.1(d)
         First Report                                          Section 7.4(b)
         Five Year Option Period                               Section 7.5

         Five Year Put Option                               Section 7.5
         Hazardous Material                                 Section 3.1(1)
         Indemnified Party                                  Section 8.4
         Indemnifying Party                                 Section 8.4
         Insurance Plan                                     Section 7.3
         Intercreditor Agreement                            Section 4.9(d)
         Key Employee Agreements                            Section 4.2(c)
         Latest Balance Sheet                               Section 3.1(d)
         Latest Pavilion Balance Sheet                      Section 3.1(d)
         Leases                                             Section 3.1 (e)
         Liability Percentage                               Section 8.3(a)
         Loan Facility                                      Section 4.10
         Measuring Period                                   Section 4.9(c)
         Motorsports                                        Section 7.2(c)
         Non-Qualified Reason                               Section 7.2(vii)
         Option Redemption Agreement                        Section 2.2
         Pavilion Audited Financial Statements              Section 3.1(d)
         Pavilion Option                                    Section 4.9(c)
         Pavilion Purchase Price                            Section 4.9(c)
         Pavilion Unaudited Financial Statements            Section 3.1(d)
         Purchase Price                                     Section 2.2
         Pure Optionholders                                 Section 4.3
         Put Closing                                        Section 7.6
         Put Option                                         Section 7.6
         Put Sellers                                        Section 7.6
         Put Shares                                         Section 7.5
         Qualified Assignee                                 Section 7.5
         Qualified Employee                                 Section 4.2
         Qualified Employee Stock Issuance                  Section 4.2
         Qualified Update Report                            Section 7.4(b)
         Real Estate                                        Section 3.1(e)
         Relevant Period                                    Section 7.2(h)(vii)
         Report Due Date                                    Section 7.4(b)
         Restricted Shareholders                            Section 2.2
         Restricted Shares                                  Section 2.2
         SEC                                                Section 3.2(g)
         SFX Broadcasting                                   Recital 4
         SFX Guarantee                                      Section 3.3(b)
         Seller Optionholder                                Section 4.3
         Seller Representative                              Section 8.5
         Sellers                                            Preamble
         Senior Lender                                      Section 4.9(d)
         Spin-Off                                           Recital 4
         Spin-Off Cut-Off Date                              Section 7.4(a)

         Stock                                                 Recital 1
         Supplemental Disclosed Damages                        Section 8.3(a)
         Term Loan                                             Section 4.9(b)
         Theatrical                                            Section 7.2(c)
         Unaudited Financial Statements                        Section 3.1(d)

         10.3 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


                                        PACE ENTERTAINMENT CORPORATION


                                  By:    /s/ Allen J. Becker
                                     ------------------------------------------
                                      Name:  Allen J. Becker
                                     ------------------------------------------
                                      Title: Chairman of the Borad of Directors
                                     ------------------------------------------


                                  SFX ENTERTAINMENT, INC.

                                  By:    /s/ Richard A. Liese
                                     ------------------------------------------
                                      Name:  Richard A. Liese
                                     ------------------------------------------
                                      Title: Vice President
                                     ------------------------------------------

                           SFX BROADCASTING GUARANTEE

         SFX Broadcasting hereby joins in the execution of this Agreement to irrevocably, absolutely and unconditionally guarantee to the Company and the Sellers the full and timely performance of all of Buyer's obligations, including the delivery of the Purchase Price, under this Agreement (the"Guaranty"). The obligations of SFX Broadcasting contained in this Guaranty shall be absolute and unconditional without regard to any defense that would not otherwise be available to SFX Broadcasting if it were the Buyer under this Agreement, and shall not be reduced or affected in any way by any failure or omission to enforce any right against the Buyer, or by any other action which may in any manner or to any extent vary the risks of SFX Broadcasting, or which might otherwise constitute a legal or equitable discharge of SFX Broadcasting; it being the purpose and intent of SFX Broadcasting and the Company and the Sellers that (a) this Guaranty and the obligations of SFX Broadcasting hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided, (b) this Guaranty be construed as a payment guaranty and not as a guaranty of collection and (c) SFX Broadcasting's liability under this Guaranty shall be primary, and not secondary. SFX Broadcasting agrees that, without the necessity of any reservation of rights against SFX Broadcasting and without notice to or further assent by SFX Broadcasting, (1) any demand for payment of any or all of the sums due under this Agreement may be rescinded by the party making such demand, and Buyer's obligations reinstated or continued, and (2) the Agreement or any related agreements may, from time to time, in whole or in part, be renewed, extended, modified, rearranged, consolidated, compromised or released, without notice to or further assent by SFX Broadcasting, who will remain bound hereunder notwithstanding any such rescission, renewal, extension, modification, rearrangement, consolidation, compromise or release.

         SFX Broadcasting waives (i) any defense (other than performance of Buyer's obligations under the Agreement) arising by reason of any disability, insolvency, lack of authority or power, change in composition or structure, dissolution or any other defense of Buyer or SFX Broadcasting (even though rendering same void, unenforceable or otherwise uncollectible); and (ii) joinder of Buyer in any suit or action to enforce this Guaranty, in particular, and without in any way limiting the foregoing, SFX Broadcasting waives any right to require the Company or the Sellers to file suit against Buyer or take any other action against Buyer as a prerequisite to the Company or the Sellers taking any action or bringing any suit against SFX Broadcasting under this Guaranty. No failure to exercise nor any delay in exercising on the part of the Company or Sellers any right, power or privilege hereunder or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any amounts due under this Agreement is rescinded or must otherwise be restored or returned to Buyer on account of any insolvency, bankruptcy or reorganization of Buyer, or on account of any preferential transfer, all as though such payment had never been made. Subject to the foregoing sentence, this Guaranty shall be released and of no further force and effect upon the later to occur of
(i) delivery of the Cash Purchase Price to the Sellers and the Pure Optionholders pursuant to the provisions hereof and the provisions of the Option Redemption Agreements and (ii) delivery of the Buyer Shares to the Sellers in accordance with the provisions hereof or payment to all Sellers of the cash payment referenced in Section 7.4(a) hereof in lieu of the delivery of the Buyer Shares.

         This Guaranty has been executed and delivered in, and shall be construed and enforced in accordance with the laws of, the State of Texas, and any dispute hereunder shall be governed by Section 9.13 of the Agreement.

         SFX Broadcasting, by executing and delivering this Guaranty, agrees, acknowledges, represents and warrants that (i) SFX Broadcasting will benefit, directly or indirectly, by the Seller's and Company's execution and delivery of this Agreement and (ii) without the execution and delivery of this Guaranty and SFX Broadcasting's agreement to be bound by the provisions hereof, Seller and the Company would not have agreed to enter the Agreement with Buyer.

                                        SFX BROADCASTING, INC.



                                        By:    /s/ Richard A. Liese
                                            --------------------------------
                                            Name:  Richard A. Liese
                                            --------------------------------
                                            Title: Vice President
                                            --------------------------------

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereunder.


                                   /s/ Allen J. Becker
                                   ------------------------------
                                   Allen J. Becker

                    Date:          as of December 12, 1997
                                         -----------

                    Address:       101 Westcott, Apt. 2206
                                   ------------------------------
                                   Houston, Texas 77007
                                   ------------------------------

I, shirley Becker, are the spouse of Allen J. Becker and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Shirley Becker
                                   ------------------------------
                                   Shirley Becker


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.

                                   THE BECKER FAMILY FOUNDATION

                                   /s/ Allen J. Becker
                                   ---------------------------------
                                   Allen J. Becker

                    Date:          as of December 12, 1997
                                         -----------

                    Address:       515 Post Oak Boulevard, Suite 300
                                   ---------------------------------
                                   Houston, Texas 77027
                                   ---------------------------------


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.

                                   BECKER INTERESTS LIMITED PARTNERSHIP

                                   /s/ Allen J. Becker
                                   ---------------------------------
                                   Allen J. Becker

                    Date:          as of December 12, 1997
                                         -----------

                    Address:       515 Post Oak Boulevard, Suite 300
                                   ---------------------------------
                                   Houston, Texas 77027
                                   ---------------------------------


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Miles C. Wilkin
                                   ------------------------------
                                   Printed Name:  Miles C. Wilkin
                                                -----------------

                    Date:          as of December 4, 1997
                                         -----------

                    Address:       137 Riverside Dr. #12B
                                   ------------------------------
                                   New York, NY 10024
                                   ------------------------------

I, Constance Wilkin am the spouse of Miles Wilkin and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Constance Wilkin
                                   ------------------------------
                                   Printed Name: Constance Wilkin
                                                -----------------

Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Louis Messina
                                   ------------------------------
                                   Printed Name: Louis Messina
                                                -----------------

                    Date:          as of December 12, 1997
                                         -----------

                    Address:
                                   ------------------------------

                                   ------------------------------

I, Susan Messina am the spouse of Louis Messina and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Susan Messina
                                   ------------------------------
                                   Printed Name: Susan Messina
                                                -----------------


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Scott Zeiger
                                   -------------------------------
                                   Printed Name: Scott Zeiger
                                                ------------------

                    Date:          as of December 4, 1997
                                         -----------

                    Address:       201 W. 72nd St #19F
                                   -------------------------------
                                   NY, NY 10023
                                   -------------------------------

I, Kathleen M. Zeiger am the spouse of Scott Zeiger and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Kathleen M. Zeiger
                                   --------------------------------
                                   Printed Name: Kathleen M. Zeiger
                                                -------------------


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Brian E. Becker
                                   ------------------------------
                                   Brian E. Becker

                    Date:          as of December 12, 1997
                                         -----------

                    Address:       6146 Meadow Lake Lane
                                   ------------------------------
                                   Houston, Texas 77057
                                   ------------------------------

I, Stacy Walker Becker, am the spouse of Brian E. Becker and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Stacy Walker Becker
                                   ------------------------------
                                   Stacy Walker Becker


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Gary D. Becker
                                   ------------------------------
                                   Gary D. Becker

                    Date:          as of December 12, 1997
                                         -----------

                    Address:       47 Stone Springs Circle
                                   ------------------------------
                                   The Woodlands, Texas 77381
                                   ------------------------------

I, Susan G. Becker, am the spouse of Gary D. Becker and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Susan G. Becker
                                   ------------------------------
                                   Susan G. Becker


Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Robert S. Zlotnik
                                   -------------------------------
                                   Printed Name: Robert S. Zlotnik
                                                ------------------
                    Date:          as of December 12, 1997
                                         -----------

                    Address:
                                   -------------------------------

                                   -------------------------------

I, Marie Zlotnik, am the spouse of Robert Zlotnik and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Marie Zlotnik
                                   -------------------------------
                                   Printed Name: Marie Zlotnik
                                                ------------------

Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ Rodney Eckerman
                                   -------------------------------
                                   Printed Name: Rodney Eckerman
                                                ------------------
                    Date:          as of December 5, 1997
                                         ----------

                    Address:       10007 Oxted
                                   -------------------------------
                                   Spring, TX 77379
                                   -------------------------------

I, Mariana Eckerman, am the spouse of Rodney Eckerman and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Mariana Eckerman
                                   -------------------------------
                                   Printed Name: Mariana Eckerman
                                                ------------------

Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President

                      SELLER COUNTERPART SIGNATURE PAGE TO
  			   STOCK PURCHASE AGREEMENT

	The undersigned hereby agrees to become a party to that certain Stock Purchase Agreement dated December 12, 1997 among PACE ENTERTAINMENT CORPORATION, a Texas corporation, SFX ENTERTAINMENT, INC., and others, and shall be treated as a "Seller" thereuner.


                                   /s/ John Megler
                                   -------------------------------
                                   Printed Name: John Megler
                                                ------------------

                    Date:          as of December 4, 1997
                                         -----------

                    Address:       3538 Aluna Dr
                                   -------------------------------
                                   Sherman Oaks, CA 91403
                                   -------------------------------

I, Keri Kaney-Megler, am the spouse of John Megler and hereby join in the execution of this Agreement to bind my community property interest, if any, with respect to any shares of stock of the Company issued to my spouse.


                                   /s/ Keri Kaney-Megler
                                   -------------------------------
                                   Printed Name: Keri Kaney-Megler
                                                ------------------

Accepted and Agreed

SFX ENTERTAINMENT, INC.


By: /s/ Richard A. Liese
   ----------------------
    Richard A. Liese
    Vice President